Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

AGREEMENT AND PLAN OF MERGER

dated August 22, 2018

by and among

CELULARITY INC., as Parent

CARICORD INC., as the Company

CC SUBSIDIARY, INC., as Merger Sub

and

GREGORY L. ANDREWS, as the Representative

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TABLE OF CONTENTS

Page

EXHIBITS

Exhibit A	Company Securityholders
Exhibit B	Form of Majority Stockholders’ Written Consent
Exhibit C	Form of Certificate of Merger
Exhibit D	Form of Restated Charter
Exhibit E	Form of Letter of Transmittal
Exhibit F	Contingent Consideration Principles and Sample Calculation
Exhibit G	Form of Spreadsheet
Exhibit H	Form of Second Amendment
Exhibit I	Form of Option Agreement
Exhibit J	Form of Trademark Agreement
Exhibit K	Form of Storage Services Agreement
Exhibit L	Form of Procurement Services Agreement
Exhibit M	Form of Stem CC Termination Agreement
Exhibit N	Form of Minority Stockholders’ Consent
Exhibit O	Form of Release
Exhibit P-1	Form of Restrictive Covenant Agreement for Directors, Officers and Employees of the Company
Exhibit P-2	Form of Restrictive Covenant Agreement for Passive Investors
Exhibit Q	Form of CordLabs Termination and Release
Exhibit R	Form of Phantom Equity Documentation
Exhibit S	Majority Stockholders
Exhibit T	Form of Parent Subscription Documents

i

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated August 22, 2018 (this “Agreement”), is by and among Celularity Inc., a Delaware corporation, (“Parent”), CariCord Inc., a Delaware corporation, (the “Company”), CC Subsidiary, Inc., a Delaware corporation (“Merger Sub”), and Gregory L. Andrews, as the Representative. Certain capitalized terms used herein have the meanings assigned to them in Section 9.1.

RECITALS

A. In consideration and anticipation of the execution and delivery of this Agreement and the consummation of the Merger and the other Transactions set forth herein, Parent and the Company have previously entered into the Bridge Note to provide interim financing to the Company (the “Bridge Loan”).

B. The Persons listed on Exhibit A are the record and beneficial holders of all of the Company Capital Stock, the Company Notes, the Company Options and the Company Warrants as of the date hereof (each, a “Securityholder” and collectively, the “Securityholders”).

C. The Securityholders that are Participating Stockholders as of immediately prior to the Effective Time shall be entitled to receive that portion of the Merger Consideration set forth in this Agreement, subject to the terms hereof; provided, that a portion of the Merger Consideration (1) has been set aside by Parent as security for the purchase price adjustment(s), indemnification and other obligations owed to the Parent and Merger Sub under this Agreement and (2) is contingent and will not be due from Parent or Merger Sub if and until such time as all or any portion of the Contingent Consideration is due and payable pursuant to Section 1.9 of this Agreement, but no other Securityholder shall be entitled to any portion of the Merger Consideration.

D. The boards of directors of each of Parent, Merger Sub and the Company have made the determinations that the Merger described in this Agreement is fair, advisable and in the best interests of itself and its respective stockholders and taken the other actions of such boards that are necessary under the DGCL and the organizational documents of each of Parent, Merger Sub and the Company to (1) approve the Merger and the other Transactions contemplated herein, (2) authorize Parent, Merger Sub’s and the Company’s execution and performance of this Agreement, the filing of the Restated Charter, and the completion of the Merger, and (3) recommend that the Company Stockholders approve this Agreement, the Merger and the other transactions contemplated hereby.

E. Immediately following the execution and delivery of this Agreement by the Parties on the date hereof, the Majority Stockholders are executing and delivering to Parent and Merger Sub, in accordance with DGCL, a stockholders’ written consent in the form of Exhibit B (the “Majority Stockholders’ Consent”), dated as of the date hereof, (a) making the determinations and taking the other actions that are necessary under the DGCL and the Charter Documents of the Company for the Company to adopt and approve this Agreement, approve the Restated Charter, and complete the Merger and the other Transactions, and (b) waiving such Majority Stockholder’s entitlement to appraisal rights in respect of the Merger.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

F. For US federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and this Agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

In consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1

MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), pursuant to the certificate of merger, substantially in the form of Exhibit C (the “Certificate of Merger”), to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) concurrently with or as soon as practicable following the Closing. The Merger shall become effective at the time of the filing of such Certificate of Merger with the Delaware Secretary or such other time set forth therein (the “Effective Time”). The Company shall be the surviving corporation (sometimes referred to as the “Surviving Corporation”) in the Merger and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the DGCL.

Section 1.2 Closing. The closing of the Merger and the other Transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Pacific Time on the date that is two Business Days after the satisfaction or waiver of each of the conditions set forth in Article 6 (except for those conditions which in accordance with their terms will be satisfied on the Closing Date) pursuant to an electronic exchange of documents (or in such other manner and at such place and/or time as the Parties may mutually agree). All actions and deliveries necessary for the consummation of the Merger will be considered part of a single transaction and to have occurred in the order and sequence set forth herein, and no action or delivery will be deemed effective or to have been taken until each other action and delivery has been completed. The date on which the Closing actually occurs is herein referred to as the “Closing Date.”

Section 1.3 Effects of the Merger.

(a) At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

(b) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read the same as the certificate of incorporation of Merger Sub as is in effect immediately before the Effective Time, except that the certificate of incorporation of Merger Sub shall be amended to provide that the name of Merger Sub be changed to a name designated by Parent in the form attached as Exhibit D (the “Restated Charter”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) At the Effective Time, the bylaws of Merger Sub, as in effect immediately before the Effective Time, shall be the bylaws of the Surviving Corporation, except that all references to Merger Sub therein shall be changed to a name designated by Parent.

(d) At the Effective Time, the directors and officers of Merger Sub, as constituted immediately before the Effective Time, shall be the directors and officers of the Surviving Corporation, for so long as provided under the DGCL and the certificate of incorporation and the bylaws of the Surviving Corporation.

Section 1.4 Effects on Capital Stock; Holdback Shares and Expense Fund. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Parent or the Company, the following shall occur:

(a) Treatment of Capital Stock. Each share of Company Common Stock or other capital stock of the Company (“Company Capital Stock”) that is owned by Parent, Merger Sub or the Company shall automatically be canceled for no consideration and shall cease to exist.

(b) Treatment of Merger Sub Stock. Each share of common stock or other capital stock of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately before the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of Merger Sub Common Stock shall evidence ownership of shares of common stock of the Surviving Corporation.

(c) Treatment of Company Common Stock. Each Participating Share (other than shares to be canceled in accordance with Section 1.4(a) and Dissenting Shares) shall be converted into the right to receive a portion of the Merger Consideration, as specified and allocated in this Section 1.4(c). All such Participating Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of a certificate formerly representing any such Participating Shares (the “Company Certificates”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (without interest) as allocated in this Section 1.4(c) upon surrender to Parent of each of the following: (1) a Company Certificate or submission of an affidavit of loss in accordance with Section 1.5, (2) the delivery of a duly executed and properly completed Letter of Transmittal and (3) duly executed and properly completed Parent Subscription Documents or, with respect to Dissenting Shares, the right of appraisal in accordance with the DGCL. Each Participating Share shall be automatically converted into and exchanged for the right to receive:

(1) such number of shares of Preferred Parent Stock or, in the case of University License Equity Holdings, Inc. (“ULEHI”), Phantom B Shares, equal to the Closing Per Share Consideration;

(2) a non-transferable, except for testamentary transfers in the event of the holder’s death, contingent right of the former holder of such Participating Share to receive, out of the securities payable from time to time pursuant to Section 1.9 or Section 8.7(e) and the number of shares of such securities valued at an amount equal to the product of (A) the aggregate amount payable pursuant to such section of this Agreement multiplied by (B) the Participating Stockholder Percentage applicable to such Participating Share,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

subject to the obligation of the former holder of such Participating Share to return to the applicable Indemnified Person such amounts to the extent the holder has, at any time and from time to time, any unsatisfied payment obligations to the Indemnified Persons pursuant to Article 8.

(d) Treatment of Options. Each option to purchase shares of Company Common Stock (each, a “Company Option”) granted and outstanding as of immediately prior to the Effective Time (whether vested or unvested) will be cancelled for no consideration and shall cease to exist.

(e) Treatment of Convertible Securities. Each Company Note, Company Warrant and any other right or debt or equity security that is convertible into shares of Company Common Stock that has not been exercised or converted in full as of immediately prior to the Effective Time will be cancelled and terminated for no consideration and shall cease to exist.

(f) No Interest. No interest or dividends shall be paid or accrued on any portion of the Merger Consideration.

(g) Share Holdback. At the Closing, Parent shall cause an aggregate of $250,000 in shares of Preferred Parent Stock and Phantom B Shares (the “Holdback Shares”), in the allocations determined by Parent immediately prior to Closing based on the Spreadsheet delivered by the Company, to be set aside for use in satisfying any payment obligations of the Participating Stockholders under Article 8. The Holdback Shares will be held and distributed in accordance with the terms of Article 8 of this Agreement.

(h) Company Closing Payments. Immediately prior to the Closing, the Company shall pay the following amounts to the following Persons in accordance with the Funds Flow Statement:

(1) an amount in cash equal to $50,000.00 (the “Expense Fund”) to be deposited with the Representative and to be held and distributed in accordance with the terms of Section 8.10(d);

(2) to the Persons identified therein, an amount in cash equal to any Company Transaction Expense payable to such Person that has not been paid as of the Closing Date; and

(3) to the Persons identified therein, an amount in cash equal to any Company Indebtedness payable to such Person that has not been paid as of the Closing Date in accordance with the terms of the Payoff Letters.

(i) Unclaimed Consideration. At any time after the six month period following the Closing Date, a Participating Stockholder entitled to receive any securities not yet transferred and delivered to such Participating Stockholder in accordance with this Article 1 shall be entitled to look solely to Parent (subject to abandoned property, escheat or other similar applicable laws) as a general creditor for delivery of the applicable portion of the Merger Consideration then due upon surrender of the Company Certificates held by them, without any interest on the value thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 1.5 Exchange of Certificates.

(a) At or before the Closing, Parent shall make available Parent Certificates, or, in the case of ULEHI, Phantom B Shares, in the amount necessary for the transfer and delivery of the Closing Per Share Consideration to the Participating Stockholders as specified and allocated in Section 1.4.

(b) Upon submission to Parent of a Company Certificate for cancellation or an affidavit of loss relating to a certificate, with a duly executed letter of transmittal substantially in the form of Exhibit E, along with a duly completed and executed Form W-9 or appropriate series Form W-8 required to accompany such letter of transmittal (together, the “Letter of Transmittal”), and such other documents and indemnity or surety bond for lost shares as may reasonably be required by Parent, the Participating Stockholder holding such Company Certificate shall receive in exchange therefor, subject to the next sentence, the Closing Per Share Consideration into which the Participating Shares formerly represented by such Company Certificate shall have been converted in accordance with Section 1.4(c), as set forth on the Spreadsheet, and the Company Certificate so surrendered shall be cancelled. If any transfer of ownership of shares of Company Capital Stock has not been registered in the Company’s transfer records, transfer and delivery of the Closing Per Share Consideration may be made to a Person other than the registered owner only in accordance with the requirements described in the Letter of Transmittal. In addition, within five (5) Business Days of the final determination that any Contingent Consideration is payable under Section 1.9 each Participating Stockholder shall be entitled to receive their Participating Stockholder Percentage of such Contingent Consideration in accordance with the instructions set forth in the Spreadsheet.

(c) All Parent Certificates issued upon the surrender of Company Certificates in accordance with the terms of this Article 1 shall be delivered within three (3) Business Days of the Parent’s receipt of all of the following: (1) a Company Certificate for cancellation or an affidavit of loss relating to such certificate, (2) a duly executed and completed Letter of Transmittal, and (3) duly executed and completed Parent Subscription Documents and deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Company Certificates, the stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any Participating Shares. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be canceled and exchanged for payment as provided in this Article 1, except as otherwise provided by Law.

(d) Neither Parent nor the Surviving Corporation shall be liable to any Person with respect to any cash or securities delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any consideration payable in accordance with this Article 1 would otherwise escheat to any Governmental Authority, then any such consideration immediately prior to the date on which such consideration would otherwise escheat to any Governmental Authority, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) If any Company Certificate shall have been lost, stolen or destroyed, then upon (1) the making of an affidavit of that fact by the Person in form satisfactory to Parent claiming such Company Certificate to be lost, stolen or destroyed and (2) if required by Parent, the posting by such Person of a bond in such amount as Parent may direct as indemnity, or the giving of an indemnity, against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificate the applicable Closing Per Share Consideration with respect thereto.

(f) At or before Closing, the Company shall deliver a Letter of Transmittal and the Parent Subscription Documents to each Participating Stockholder for completion and execution, along with instructions for their completion, execution and return delivery to Parent. Each Participating Stockholder shall be responsible for the delivery of such documents to Parent before such Participating Stockholder shall have any right to receive any payment under this Agreement, including, without limitation, any portion of the Merger Consideration.

Section 1.6 Dissenting Shares.

(a) Notwithstanding anything to the contrary set forth in this Agreement, any Participating Shares that are held by a holder who has not effectively withdrawn or lost such holder’s appraisal, dissenters’ or similar rights for such Participating Shares under the DGCL (“Dissenting Shares”) shall not be converted into or represent a right to receive any portion of the Merger Consideration issuable in respect of such Participating Shares pursuant to this Agreement, and the holder thereof shall only be entitled to such rights as are granted by the DGCL.

(b) Notwithstanding Section 1.6(a), if any holder of Dissenting Shares shall effectively withdraw or lose the holder’s appraisal or dissenter’s rights, then, as of the later of the Effective Time and the occurrence of such event, such holder’s Dissenting Shares shall then cease to be Dissenting Shares and shall automatically be converted into and represent only the right to receive a portion of the Merger Consideration issuable in respect of such Participating Shares pursuant to this Agreement, without interest on the value thereof, in accordance with Section 1.4.

(c) Notwithstanding the foregoing, to the extent that Parent, an Affiliate of Parent or the Surviving Corporation (1) makes any issuance of securities or payment in respect of any Dissenting Shares in excess of the consideration that otherwise would have been due in respect of such Participating Shares in accordance with this Agreement or (2) incurs any other costs or expenses in respect of any Dissenting Shares (excluding payments for such Participating Shares) ((1) and (2) together, “Dissenting Share Payments”), Parent shall be entitled to recover subject to the terms and conditions of Article 8 hereof the amount of such Dissenting Share Payments.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 1.7 Tax Withholding; Transfer Taxes; Tax Treatment.

(a) Notwithstanding any other provision hereof, Parent and the Surviving Corporation each shall be entitled to deduct and withhold from any amounts otherwise payable in accordance with this Agreement to any former Participating Stockholder, or to any other Person, any amounts required to be deducted and withheld under the Code or any other Tax Law with respect to the making of such payment. To the extent that amounts are so withheld and timely paid over to the appropriate Tax Authority by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former Participating Stockholder, or to any other Person, in respect of which such deduction and withholding was made by Parent or the Surviving Corporation. Parent shall provide notice of Parent’s intention to withhold at least three (3) Business Days prior to any such withholding.

(b) Parent shall bear any Tax or other fee, including any transfer, documentary, sales, use, stamp, registration and similar Taxes or fees, imposed by or payable to a third party in connection with the receipt of Merger Consideration by any former Participating Stockholder or other amount otherwise payable pursuant to this Agreement or any Related Agreement to which such former Participating Stockholder is entitled. The Representative shall cooperate with Parent and the Surviving Corporation in the preparation and filing of all necessary Tax Returns and other documentation with respect to all such Taxes and fees.

(c) The Company, Parent and Merger Sub each intend for the Merger to qualify as a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and agree to use commercially reasonable efforts to achieve and maintain such qualification. Except as otherwise required by applicable law, the Company, Parent and Merger Sub shall each file all tax returns in a manner which is consistent with such intentions. As of the Closing, neither Parent nor any member of Parent’s “qualified group” (as defined in Treasury Regulations Section 1.368-1(d)) has any plan or intention to sell or otherwise dispose of all or substantially all of the assets acquired by Parent in the Merger, nor does Parent have any plan or intention to dispose of or otherwise issue any additional membership interests, units or other equity interests of the Surviving Corporation, except to the extent permitted by Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(k).

Section 1.8 Taking of Necessary Further Actions. Each of Parent, Merger Sub, the Company and the Representative will take all such lawful action as may be necessary in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company immediately prior to the Effective Time are and will remain fully authorized in the name of the Company or otherwise to take, and shall take, upon request by Parent, all such lawful and necessary action.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 1.9 Contingent Consideration.

(a) If and when earned, the Participating Stockholders will be entitled to receive, as additional Merger Consideration from Parent, such number of shares of Parent Common Stock or, in the case of ULEHI, Phantom C Shares, valued in the aggregate amount determined in accordance with Exhibit F up to $8,400,000 (any such additional consideration payable, the “Contingent Stock Consideration” and together with the Contingent Cash Consideration (as defined below), the “Contingent Consideration”). No later than five (5) Business Days after any Contingent Consideration is finally determined pursuant to Section 1.9(c), the Contingent Stock Consideration will be delivered to Participating Stockholders by Parent in accordance with the procedures set forth in Section 1.4(c)(2) and Section 1.5 mutatis mutandis and as instructed and set forth in the Spreadsheet.

(b) The Contingent Consideration will not be reduced, refundable, increased or otherwise subject to adjustment as a result of the Surviving Corporation’s results of operations in any time period other than the time period beginning on the day after the Closing Date and ending on the earlier of: (1) August 31, 2021, (2) the date on which Cumulative CDP Collections (as defined on Exhibit F) first equal or exceed 15,000, or (3) in the event of the occurrence of an IPO or Liquidation Event of Parent (in each case as defined in Exhibit F), the date such event is consummated, if and only if, Cumulative CDP Collections equal or exceed 5,000 on such date (the “Measurement Period”). In the event the end of the Measurement Period is triggered by clause (3) of the preceding sentence, the aggregate value of the Contingent Stock Consideration shall be $8,400,000 regardless of the number of Cumulative CDP Collections. For purposes of clarity, in the event of the occurrence of an IPO or Liquidation Event of Parent where the Cumulative CDP Collections are less than 5,000 on the date such event is consummated, then the end of the Measurement Period shall not be triggered and the Measurement Period shall continue after such date until the ending of the Measurement Period is triggered pursuant to clause (1) or clause (2) of the first sentence of this Section 1.9(b).

(c) Parent will deliver to the Representative by no later than 45 calendar days after the expiration of the applicable Measurement Period, its calculation of the amount (if any) of Contingent Consideration in accordance with Exhibit F (the “Closing Statement”). Parent will provide the Representative with reasonable access to the records of the Surviving Corporation used by Parent to prepare the Closing Statement, to the extent reasonably necessary to enable the Representative to verify such calculations. The calculation of the Contingent Consideration set forth in the Closing Statement will be binding on the Parties, unless the Representative within 15 calendar days after the delivery of the Closing Statement to the Representative notifies the Parent in writing that it objects to the Parent’s calculation of Contingent Consideration and specifies in reasonable detail the item and basis for such objection. If Parent and the Representative are unable to agree upon the calculation of Contingent Consideration within 30 calendar days after any notice of objection has been given by the Representative to the Parent, then at the election of the Representative the dispute will be submitted to a mutually acceptable neutral accounting firm (the “Independent Accountant”) for a final determination, which determination will be final and binding upon the Parties. The cost and expenses of the Independent Accountant will be paid on a proportional basis by the Parent, on the one hand, and the Representative (to be paid out of the Expense Fund on behalf of the Participating Stockholders), on the other hand, based on the percentage which the portion of the contested amount not awarded to such party bears to the amount contested, as finally determined by the Independent Accountant.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) If any Contingent Stock Consideration is paid to any Participating Stockholder pursuant to this Section 1.9, and such Participating Stockholder establishes by documentation or other evidence reasonably satisfactory to Parent (including, without limitation, if requested by Parent, by copies of written workpapers and relevant portions of filed tax returns) which is provided to Parent on or before the date that is the one (1) year anniversary of the payment of such Contingent Stock Consideration to the Participating Stockholders (such one (1) year anniversary being referred to as the “Determination Date”), that such Participating Stockholder has incurred an additional U.S. federal or state income Tax liability upon receipt of a portion of such Contingent Stock Consideration by reason of such portion being required to be treated and reported by such Participating Stockholder as imputed interest for such purposes pursuant to Section 1.483-4 of the Treasury Regulations promulgated pursuant to the Code (such amount, with respect to each such Participating Stockholder who has established such amounts, the “Additional Tax Liability”) (each such Additional Tax Liability being subject to adjustment pursuant to the last sentence of this Section 1.9(d)), then Parent agrees to pay to such Participating Stockholder, on or before the date which is sixty (60) days after the Determination Date, an amount equal to such Additional Tax Liability of such Participating Stockholder. Notwithstanding the foregoing, however, the aggregate amounts required to be paid by Parent pursuant to this Section 1.9(d) to all Participating Stockholders shall not in any event exceed $100,000 (“Contingent Cash Consideration”). In the event that the aggregate Additional Tax Liabilities established as of the Determination Date pursuant to the foregoing provisions of this Section 1.9(d) exceed $100,000, then the Additional Tax Liabilities with respect to each Participating Stockholder who established such amount as of the Determination Date, shall be reduced proportionately (based on the amounts thereof) to the extent necessary such that the aggregate Additional Tax Liabilities are equal to $100,000.

(e) The Company, the Representative and each former Participating Stockholder expressly acknowledges and agrees that: (1) from and after the Closing, Parent, as the sole owner of all of the Company Capital Stock, shall have the sole and exclusive right, power and authority to direct and control (directly or indirectly) the management and operation of the Surviving Corporation and its businesses and activities in any manner that Parent deems appropriate, in Parent’s sole and absolute discretion; (2) any former Participating Stockholder’s right to receive payment of any portion of the Contingent Consideration pursuant to this Agreement is only a contractual right to receive consideration and no provision of this Agreement imposes on the Parent or any of their Affiliates or Subsidiaries (including the Surviving Corporation) any fiduciary or equivalent duty in favor of any former Participating Stockholder; (3) the ultimate amount of any payments that a former Participating Stockholder may receive in respect of the Contingent Consideration is speculative and subject to numerous factors outside the control of the Parent and their Affiliates and Subsidiaries (including the Surviving Corporation); and (4) there is no assurance that any former Participating Stockholder will earn or receive any portion of the Contingent Consideration, and neither Parent nor any of its Affiliates, Subsidiaries (including the Surviving Corporation) or any of their respective officers, directors, members, managers, partners, agents, employees or representatives, nor any other Person, has made any promises, representations, warranties, assurances or guarantees of any nature with respect to the value, if any, of any Contingent Consideration that any former Participating Stockholder might receive or expect to receive in connection with this Agreement or the Transactions.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 1.10 Spreadsheet. At least five Business Days before the Closing, the Company will deliver to Parent, a spreadsheet (the “Spreadsheet”), in a form acceptable to Parent and similar in format to the example in Exhibit G, dated and setting forth as of the Closing, the following information:

(a) the names, email addresses, phone numbers, mailing addresses, tax domicile (if different from the mailing addresses) and, where available, taxpayer identification numbers of each of the Participating Stockholders;

(b) the number of Participating Shares held by such Persons and the certificate numbers of the Company Certificates representing such Participating Shares;

(c) the date on which the holder acquired the Participating Shares;

(d) the holder’s cost basis in the Participating Shares acquired on each date of acquisition;

(e) the aggregate Closing Per Share Consideration deliverable to such holder in respect of the cancellation of such holder’s Participating Shares pursuant to Section 1.4;

(f) the aggregate value of the consideration deemed contributed to the Holdback Shares for each Participating Stockholder in respect of such holder’s Participating Shares;

(g) the aggregate value of the consideration deemed contributed to the Expense Fund by each Participating Stockholder in respect of such holders’ Participating Shares; and

(h) the Funds Flow Statement.

Section 1.11 Pay-Off Letters. The Company shall ensure that at least five Business Days before the Closing, Parent shall receive from all holders of Company Indebtedness set forth on Section 3.5(b) of the Disclosure Schedule, payoff letters (the “Payoff Letters”), in commercially reasonable form, specifying the total amount necessary to be paid to fully repay all obligations of the Company under any agreements between the Company, on the one hand, and the holders of such Company Indebtedness, on the other hand, the principal amount of the obligation, any prepayment premiums or fees or termination fees with respect thereto, any accrued interest thereon and any expense reimbursement or other amounts due in respect thereof. The letters shall provide wire instructions and shall provide for the release of, or authorize the Company to release, all Encumbrances associated with such Company Indebtedness and the termination of all other obligations associated therewith upon the payment of such outstanding amounts.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article 2

CLOSING DELIVERIES

Section 2.1 Parent and Merger Sub Closing Deliveries. Subject to the terms and conditions of this Agreement, at the Closing Parent and/or Merger Sub will deliver (or cause to be delivered) to the Company the following:

(a) a certificate of the secretary of the Parent, certifying that attached are true and correct copies of Parent’s certificate of incorporation, as amended and as in full force and effect, Parent’s bylaws, as amended and as in full force and effect and resolutions of Parent’s Board of Directors in connection with the Transaction;

(b) a certificate of the secretary of the Merger Sub, certifying that attached are true and correct copies of Merger Sub’s certificate of incorporation, as amended and as in full force and effect, Merger Sub’s bylaws, as amended and as in full force and effect and resolutions of Merger Sub’s Board of Directors in connection with the Transaction;

(c) a long-form good standing certificate for the Parent to which such concept is applicable issued by the relevant Governmental Authority within five days of the Closing Date;

(d) a long-form good standing certificate for the Merger Sub to which such concept is applicable issued by the relevant Governmental Authority within five days of the Closing Date;

(e) a certificate signed by the Parent’s Chief Executive Officer or another corporate officer and the Merger Sub’s Chief Executive Officer or another corporate officer, certifying to the effect that the conditions set forth in Section 6.2 have been satisfied;

(f) the Certificate of Merger, duly executed by Merger Sub;

(g) the employment agreement by and between Calvin Cole and Parent (the “Employment Agreement”), duly executed by Parent.

(h) the consulting agreements with each Person listed on Section 2.2(y) of the Disclosure Schedule (“Consulting Agreements”), duly executed by Parent;

(i) the Second Amendment to Services Agreement and Novation Agreement by and between ClinImmune Labs, Parent and the Company in substantially the form of Exhibit H (the “Second Amendment”), the Option Agreement for an Acquisition, by and between ClinImmune Labs and Parent in substantially the form of Exhibit I (the “Option Agreement”), and the Trademark Assignment Agreement, by and between ClinImmune Labs, Company and Parent in substantially the form of Exhibit J (the “Trademark Agreement”), each, duly executed by Parent.

Section 2.2 Company Closing Deliveries. At the Closing, the Company will deliver (or cause to be delivered) to Parent the following (to the extent applicable, each properly executed and dated as of the Closing Date):

(a) evidence satisfactory to Parent of the payment by the Company of the amounts identified in Section 1.4(h) to the applicable Persons;

(b) a certificate of the secretary of the Company, certifying that attached are true and correct copies of the Charter Documents, stock ledger and Company Board resolutions in connection with the Transaction, the Majority Stockholders’ Consent, and the Minority Stockholders’ Consent;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) a certificate of the Company’s chief financial officer attaching the Spreadsheet and certifying that it is true, correct and complete as of immediately prior to the Effective Time;

(d) a long-form good standing certificate for the Company to which such concept is applicable issued by the relevant Governmental Authority within five days of the Closing Date;

(e) evidence of the receipt of consent from, or giving of notice to, any Person whose consent may be required, or to whom notice may be required to be given, in connection with the Transactions;

(f) a certificate signed by the Company’s Chief Executive Officer or another corporate officer and by the Representative, certifying to the effect that the conditions set forth in Section 6.3 have been satisfied;

(g) evidence of the termination of the contracts listed in Section 5.11(a) of the Disclosure Schedule in a manner reasonably satisfactory to Parent;

(h) copies of the Service Agreement for Private Cord Blood Processing and Storage, between ClinImmune Labs and the Company in substantially the form of Exhibit K (the “Storage Services Agreement”), the Services Agreement for Procurement of Placental Tissue, between ClinImmune Labs and the Company in substantially the form of Exhibit L (the “Procurement Services Agreement”), the Termination Agreement, between ClinImmune Labs and Stem CC Incorporated in substantially the form of Exhibit M (the “Stem CC Termination Agreement”), the Second Amendment and the Trademark Agreement, each, duly executed;

(i) written evidence in the form of a customary estoppel certificate reasonably satisfactory to Parent of the terms and conditions of any Real Property Lease described in Section 3.21(a) of the Disclosure Schedule;

(j) a confidentiality, work product and assignment of inventions agreement, in form satisfactory to Parent, from each Worker;

(k) evidence satisfactory to Parent that all Company Capital Stock, Company Notes and/or Company Warrants held by any Non-Accredited Holders have been extinguished, cancelled or terminated and all claims now or hereinafter arising in connection therewith released by each such Non-Accredited Holder, in accordance with Section 6.3(i);

(l) evidence satisfactory to Parent that the Company Notes and Company Warrants have either been exercised or converted into shares of Company Common Stock or extinguished, cancelled or terminated by the Company, as applicable, and if extinguished, cancelled or terminated, a written release of all claims now or hereinafter arising in connection therewith from each holder thereof, effective no later than immediately prior to the Closing;

(m) evidence satisfactory to Parent that the notice required by the Company Stock Plan and/or the Company Options in connection with the Merger has been delivered to each holder of a Company Option and a duly executed copy of such notice has been received from each such holder of a Company Option;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(n) a resignation, effective as of the Effective Time, of each of the directors and officers of the Company;

(o) FIRPTA notification letter addressed to Parent and duly executed by the Company, satisfying each of the requirements of Treasury Regulations Section 1.897-2(h) and stating that the Company has never been a United States Real Property Holding Corporation as defined in Section 897(c)(2) of the Code within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code and that no interest in the Company is a United States Real Property Interest as defined in Section 897(c)(1) of the Code;

(p) Evidence that a Letter of Transmittal has been delivered by the Company to each Participating Stockholder for completion and execution;

(q) evidence satisfactory to Parent that the Information Statement has been delivered to each Minority Stockholder in accordance with the DGCL;

(r) a written consent in the form attached hereto as Exhibit N (the “Minority Stockholders’ Consent”) (A) making the determinations and taking the other actions that are necessary under the DGCL and the Charter Documents of the Company for the Company to adopt and approve this Agreement, approve the Restated Charter, and complete the Merger and the other Transactions, and (B) waiving such Minority Stockholder’s entitlement to appraisal rights in respect of the Merger, duly executed by each Minority Stockholder;

(s) a release in favor of the Surviving Corporation, Parent and its Affiliates in the form attached hereto as Exhibit O (a “Release”), duly executed by each Participating Stockholder;

(t) restrictive covenant agreements with the Surviving Corporation in the form attached hereto as Exhibit P-1 or Exhibit P-2, as applicable (a “Restrictive Covenant Agreement”), duly executed by each Participating Stockholder;

(u) the Certificate of Merger, duly executed by the Company;

(v) the Restated Charter, duly executed by the Company;

(w) evidence that each of the Parent Subscription Documents has been delivered by the Company to each Participating Stockholder for completion and execution;

(x) the Employment Agreement, duly executed by Calvin Cole;

(y) the Consulting Agreements, duly executed by each Person party thereto listed on Section 2.2(y) of the Disclosure Schedule;

(z) a termination and release in favor of the Company, in the form attached hereto as Exhibit Q, duly executed by CordLabs Pte Ltd;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(aa) evidence satisfactory to Parent that the Company has obtained and bound the D&O Tail Policy;

(bb) evidence satisfactory to Parent that the Company has obtained a six-year “tail” prepaid policy on the same terms and conditions as the existing employment practices liability insurance maintained by the Company from insurance carriers with comparable credit ratings;

(cc) a copy of all documents in the electronically accessible data room provided in connection with the Transactions (the “Data Room”) on compact disc, DVD, flash drive or other portable media;

(dd) phantom equity documentation with respect to the Phantom B Shares and Phantom C Shares, in in the form attached hereto as Exhibit R, duly executed by ULEHI; and

(ee) the Company’s unaudited balance sheet as of the Closing Date (the “Closing Balance Sheet”).

(ff) such other documents and instruments as Parent reasonably requests and are reasonably related to the consummation of the Transactions.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures and other responses set forth in the Disclosure Schedule (which exceptions and responses are arranged by sections corresponding to the Sections or Subsections of this Article 3 to which they apply and qualify other Sections or Subsections of this Article 3 to the extent that it is reasonably apparent from the context of an exception or response that such exception or response is applicable to such other Section or Subsection), the Company represents and warrants to Parent and Merger Sub, as of the date hereof and as of the Closing Date (unless otherwise specified below), as follows:

Section 3.1 Organization and Power. The Company (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business and in good standing in every jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company is not in violation of any of the provisions of its organizational documents, and no changes thereto are pending. Section 3.1 of the Disclosure Schedule lists (1) the officers and directors of the Company, (2) the jurisdictions in which the Company is qualified to do business, and (3) the jurisdictions in which the Company has an office or facility, employs or engages a Worker or conducts business. The Company has Made Available a true and correct copy of its certificate of incorporation, as amended to date (the “Charter”), and bylaws, as amended to date, each as in full force and effect on the date hereof (collectively, the “Charter Documents”), to Parent. The Company Board has not approved any amendment to any of the Charter Documents, except the Restated Charter.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock, of which 28,429,954 shares are issued and outstanding, 1,523,000 shares are reserved for issuance upon exercise of Company Options, 8,399,998 shares are reserved for issuance upon conversion of the Company Notes that are issued and outstanding and Company Notes that were authorized and remain available for issuance, 1,475,000 shares are reserved for issuance upon exercise of the issued and outstanding Company Warrants, and 1,346,000 shares are reserved for future awards under the Company Stock Plan. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock.

(b) All issued and outstanding shares of Company Capital Stock as of the date hereof are set forth in Section 3.2(b) of the Disclosure Schedule. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrance. Section 3.2(b) of the Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all of the Company’s Securityholders and the number of shares of Company Common Stock, Company Options, Company Warrants, Company Notes or other rights to acquire Company Capital Stock owned by each of them.

(c) With respect to each Company Option, Section 3.2(c) of the Disclosure Schedule indicates (1) whether, as of the date hereof, the holder is or was at any point during the life of the Company Option an employee of the Company and whether such holder is no longer a service provider to the Company, (2) the number of shares of Company Common Stock subject to the Company Option, (3) the date of grant, (4) the exercise price per share, the expiration date (maximum term) and whether the Company Option qualifies as an incentive stock option, and (5) the name of the Company Stock Plan under which each Company Option was granted. Other than as set forth in Section 3.2(c) of the Disclosure Schedule, there are no outstanding or authorized stock option, stock appreciation, restricted stock, stock unit, phantom stock, profit participation or other similar equity-based rights with respect to the Company. In connection with the Closing of the Merger, the terms of the Company Stock Plan provide for the termination of the Company Stock Plan and Company Options without consideration, as provided in this Agreement, and without the consent or approval of the holder of the Company Option, the Company Stockholders or any other Person.

(d) With respect to each Company Warrant, Section 3.2(d) of the Disclosure Schedule indicates, as of the date hereof, (1) the number of shares and class or series of Company Capital Stock issuable upon the exercise of each such Company Warrant, (2) the date of grant, (3) the exercise price per share, (4) the expiration date thereof, (5) any conditions on exercise, including the extent to which the consummation of the Merger would alter any of the holder’s rights pursuant to the Company Warrant, and (6) any additional exercise or conversion rights relating thereto.

(e) With respect to each Company Note, Section 3.2(e) of the Disclosure Schedule indicates, as of the date hereof, (1) the number of shares and class or series of Company Capital Stock issuable upon the conversion of each such Company Note, (2) the date of issuance, (3) the original principal amount and the current principal balance, (4) the interest rate, (5) the conversion price per share, (6) the maturity date thereof, (7) any conditions on conversion, including the extent to which the consummation of the Merger would alter any of the holder’s rights pursuant to the Company Note, and (8) any additional conversion rights relating thereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(f) Except as set forth in Section 3.2(f) of the Disclosure Schedule, there are no contracts to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any Company Capital Stock, Company Options, Company Notes, or Company Warrants or obligating the Company to grant, extend, accelerate the vesting and/or waive any repurchase rights of, change the price of or otherwise amend or enter into any such option, convertible note, warrant, call, right, commitment or agreement. There are no contracts relating to the future purchase or sale of any Company Capital Stock (1) between or among the Company and any of the Company Stockholders, other than written contracts granting the Company the right to purchase unvested shares upon termination of employment or service, or (2) to the knowledge of the Company, between or among any of the Company Stockholders. All shares of Company Capital Stock repurchased by the Company were repurchased in compliance with all applicable rights of first refusal and other similar rights and limitations that were not waived.

(g) Except as set forth in Section 3.2(g) of the Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings relating to the voting of any shares of Company Capital Stock, and there are no agreements between the Company and any Securityholder or others, or to the knowledge of the Company, between or among any Company Stockholders, relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Capital Stock.

(h) No Company Indebtedness (including any Company Note) gives the obligee thereof any right to vote on any matters on which the Company Stockholders may vote. Except for the Company Notes listed on Section 3.2(e) of the Disclosure Schedule, no other Company Indebtedness (1) is convertible into, or exchangeable for, securities having the right to vote on any matters on which the Company Stockholders may vote, or (2) has a value that is based upon or derived from Company Capital Stock.

(i) Except for the Persons listed in Section 3.2(i) of the Disclosure Schedule, each holder of record of Company Capital Stock, Company Notes and Company Warrants is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.

(j) The allocation of the Merger Consideration set forth in Section 1.4 and in the Spreadsheet as of immediately prior to the Effective Time will be consistent with the Charter Documents.

(k) The information contained in the Spreadsheet will be true, correct and complete as immediately prior to the Effective Time.

(l) The Company does not own or control any direct or derivative equity or similar interest in any Person. The Company does not have any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any Person. The Company does not have any Subsidiaries.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.3 Authorization; Enforceability.

(a) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which the Company is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by the Company have been duly authorized by all requisite action on the part of the Company and no further action is required on the part of the Company to authorize this Agreement and the Related Agreements to which it is a party, other than the adoption of this Agreement by the Majority Stockholders, which will be obtained on the date hereof by the execution of the Majority Stockholders Consent. The Company Board, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote (with no abstentions) at a meeting duly called and held or by unanimous written consent, has (1) approved this Agreement, the Related Agreements and the Transactions, (2) determined that this Agreement and the terms and conditions of the Transactions are advisable and in the best interests of the Company and the Company Stockholders, and (3) recommended that the Company Stockholders adopt this Agreement.

(b) The only votes required of the Company Stockholders under the DGCL, the Charter Documents or any contract to which the Company is a party to approve this Agreement, the Transactions and the Restated Charter are those of the Majority Stockholders. All of the Company Stockholders have indicated to the Company Board that, immediately following the approval of this Agreement, the Related Agreements and the Transactions by the Company Board, they will adopt this Agreement and the Restated Charter in accordance with the DGCL and the Charter Documents by delivery of a duly executed counterpart to either the Majority Stockholders’ Consent or the Minority Stockholders’ Consent, which will not have been modified or rescinded as of the Effective Time.

(c) The Company, prior to the date hereof, has duly notified the Majority Stockholders, and prior to Closing Date, will have duly notified the Minority Stockholders, of the Transactions as and to the extent required by the terms and conditions of the Charter Documents, the DGCL, and as contemplated herein, including by delivery of the Information Statement, which also complies with all of the requirements of the DGCL and the Charter Documents. The information furnished on or in any document mailed, delivered or otherwise furnished to the Company Stockholders in connection with the solicitation of their vote for or consent to the adoption of this Agreement and the Transactions or in the Information Statement and any amendments or supplements thereto does not contain, and will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not false or misleading.

(d) This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally and (2) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.4 Noncontravention.

(a) Except as set forth in Section 3.4(a) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Agreements to which the Company is a party and the consummation of the Transactions by the Company do not and will not (1) conflict with, result in or constitute any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of impairment, suspension, revocation, termination, cancellation, renegotiation, modification or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in each case in accordance with, any provision of the Charter Documents, (2) result in the creation of a material Encumbrance on any assets of the Company, (3) conflict with, result in or constitute a material violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of impairment, suspension, revocation, termination, cancellation, renegotiation, modification or acceleration of any obligation or loss or modification of any benefit under, or require consent, approval or waiver from or the delivery of any notice to any Person in accordance with any contract listed or required to be listed on the Disclosure Schedule, Permit or Law applicable to the Company or any of its assets, (4) require the giving of notice to any Person in accordance with any contract listed or required to be listed on the Disclosure Schedule, Permit or Law applicable to the Company or any of its assets, or (5) otherwise have a materially adverse effect upon the ability of the Company to consummate the Transactions.

(b) Except for the filing of the Certificate of Merger, no Permit or Order of, or registration or filing with or declaration or notification to, any Governmental Authority is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the Related Agreements to which the Company is a party or the consummation of the Transactions.

Section 3.5 Financial Statements.

(a) Section 3.5(a) of the Disclosure Schedule sets forth the Company’s unaudited balance sheets as of and statements of profit and loss for the years ended December 31, 2015, 2016 and 2017 and its unaudited balance sheet as of and statement of profit and loss as of and for the two-month period ended February 28, 2018 (collectively, the “Financial Statements”). The Financial Statements (1) have been prepared in accordance with accounting practice generally accepted in the United States of America (“GAAP”) (except that the interim period financial statements do not have notes thereto) applied on a consistent basis throughout and between the periods indicated, and (2) present fairly in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated therein (subject, in the case of interim period financial statements, to normally recurring year-end adjustments, none of which individually or in the aggregate are material). There has been no change in the Company’s accounting policies since December 31, 2017, except as described in the Financial Statements.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Each item of Company Indebtedness and the current outstanding amount and holders of such Company Indebtedness on the date hereof are set forth in Section 3.5(b) of the Disclosure Schedule.

(c) The Company has in place systems and processes (including the maintenance of proper books and records) that are customary for a company at the same stage of development as the Company designed to (1) provide reasonable assurances regarding the reliability of the Financial Statements and (2) in a timely manner accumulate and communicate to the Company’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Financial Statements. The Company has in place a revenue recognition policy consistent with GAAP. To the knowledge of the Company, there have been no instances of financial fraud or embezzlement by any Worker, whether or not material, that occurred during any period covered by the Financial Statements.

Section 3.6 Absence of Certain Changes; Undisclosed Liabilities.

(a) Since December 31, 2017 (the “Interim Balance Sheet Date”), (1) the Company has conducted its business only in the ordinary course of business, (2) there has not occurred any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events or conditions, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Company and (3) the Company has not experienced any material damage, destruction, casualty, or loss (whether or not covered by insurance).

(b) The Company does not have any Liabilities (whether or not required to be reflected in the Financial Statements in accordance with GAAP) (“Undisclosed Liabilities”), except for Liabilities that (1) are reflected in, reserved against or shown on the balance sheet included in the Financial Statements as of the Interim Balance Sheet Date (the “Interim Balance Sheet”) or on the Closing Balance Sheet, (2) are incurred in the ordinary course of business since the Interim Balance Sheet, (3) are incurred in the performance of contracts listed in the Disclosure Schedules or not required to be listed on the Disclosure Schedules (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law), (4) arise out of actions taken after the date hereof that are permitted under Section 5.2 and for which Parent received written notice prior to the Effective Time or (5) are included in Company Indebtedness, Company Transaction Expenses, or the Closing Balance Sheet.

Section 3.7 Absence of Litigation. No Action has been or is pending, or to the knowledge of the Company, threatened against the Company or any of their respective assets or properties, including any Company Intellectual Property, or any of their respective officers or directors in their capacities as such. No Order has been or is outstanding against the Company or any of their respective assets or properties or directors or officers in their respective capacities as such. There is no Action pending, or to the knowledge of the Company, threatened against any Person who has a contractual right or a right pursuant to the Charter, DGCL or other Law to indemnification from the Company related to any Basis existing prior to the Effective Time, nor to the knowledge of the Company is there any Basis therefor. There is no Basis for any Action regarding a claim of breach of fiduciary duty by the Company’s directors or officers arising out of actions taken by the Company’s directors or officers prior to the Effective Time. There is no Action by the Company pending, threatened or contemplated against any other Person. The Company has notified all Company Stockholders of actions taken by the Company Stockholders, in accordance with and to the extent required by any contract of the Company, the Charter Documents, Section 228(e) of the DGCL and other Law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.8 Restrictions on Business Activities. There is no contract (including covenants not to compete) or Order binding upon the Company or any of its Affiliates that has or would reasonably be expected to have, whether before or after consummation of the Transactions, the effect of prohibiting or impairing the conduct of business by the Company or any of its Affiliates, in each case, as currently conducted or as proposed to be conducted by the Company or any of its Affiliates. Without limiting the generality of the foregoing, the Company has not entered into any contract (a) that expressly limits the freedom of the Company or its Affiliates to (1) engage or participate, or compete with any other person, in any line of business, market or geographic area, or (2) make use of any Company Intellectual Property, except for nonexclusive licenses to Company Intellectual Property granted by the Company in the ordinary course of business and that are listed in Section 3.9 of the Disclosure Schedule, or (b) under which the Company or its Affiliates grants most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights or terms to any Person, or (c) otherwise limiting the right of the Company or its Affiliates to sell, distribute or manufacture any products or services; or (d) limiting the right of the Company or its Affiliates to purchase or otherwise obtain any software, products or services; or (e) limiting the right of the Company or its Affiliate to hire or solicit potential Workers.

Section 3.9 Intellectual Property.

(a) Section 3.9 of the Disclosure Schedule sets forth a complete and accurate list of all of the following Company Intellectual Property as of the date of this Agreement: (1) Patents (and all pending applications for Patents); (2) registered Trademarks (and applications for Trademarks); (3) registered Copyrights (and applications for Copyrights); and (4) Domain Names. Any and all renewal and maintenance fees, annuities or other fees payable to any Governmental Authority to maintain the foregoing Company Intellectual Property as active and due prior to the date of this Agreement have been paid in full. To the knowledge of the Company, all of the foregoing registered Company Intellectual Property is valid, subsisting and enforceable in accordance with applicable Law.

(b) The Company is the sole owner and possesses all right, title, and interest in and to the Company Owned Intellectual Property, free and clear of all liens except with respect to any rights retained by the exclusive licensor of any exclusively licensed Company Owned Intellectual Property set forth on Section 3.9 of the Disclosure Schedule. No Person is licensed under any of the Company Intellectual Property other than (1) licenses that arise as a matter of law by implication as a result of sales of products and services by the Company, and (2) agreements under which the Company grants to a customer a non-exclusive license of Company Intellectual Property that is incorporated in the work product delivered to such customer by the Company, solely to the extent necessary for the use of such work product by such customer.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) The Company Intellectual Property is not the subject of any Action, and to the knowledge of the Company, no Action is threatened against the Company involving the Company Intellectual Property, except for office actions by the applicable Governmental Authorities in the normal course of prosecution efforts to register the Company Intellectual Property listed on Section 3.9 of the Disclosure Schedule. The Company uses commercially reasonable efforts to maintain, police and protect each item of Intellectual Property material to its business. The Company owns or has valid right to use all Intellectual Property necessary for the operation of its business.

(d) Except as set forth in Section 3.9 of the Disclosure Schedule, (1) no Actions are pending and the Company has not received any written notice within the three-year period prior to the date of this Agreement (or earlier, if presently unresolved), in each case, alleging that the Company has infringed, misappropriated, diluted, or otherwise violated any Intellectual Property right of any other Person, and (2) to the knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Intellectual Property rights of the Company.

(e) The computers, software, servers, workstations, routers, hubs, switches, circuits, networks, data communication lines and all other information technology infrastructure and equipment of the Company (collectively, the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and have not materially malfunctioned or failed within the past three years. The Company has in place commercially reasonable measures to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption.

(f) None of the Company Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any Governmental Authority or any educational institution or research center, and no government funding, facilities, faculty or students of an educational institution or research center or funding from third parties was used in the development of Company Intellectual Property. No current or former Worker who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for a government, educational institution or research center during a period of time during which such Worker was also performing services for the Company.

(g) The Company has (1) complied in all material respects with its privacy policies, related contractual obligations with customers and all Laws relating to data privacy, data collection, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and third parties who have provided information to the Company) and (2) taken commercially reasonable measures to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no loss, damage, or material unauthorized access, use, unauthorized transmission, modification, or other misuse of any such information by the Company or any of its employees or contractors. No Person (including any Governmental Authority) has made any claim or commenced any Action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such personally identifiable information by the Company or any of its employees or contractors and to the knowledge of the Company, there is no reasonable basis for any such claim or Action. The execution, delivery and performance of this Agreement and the consummation of the Merger complies with the Company’s privacy policies and with all Laws relating to privacy and data security (including any such Laws in the jurisdictions where the applicable information is collected). The Company has at all times made all required disclosures to, and obtained any necessary consents from, users, customers, employees, contractors, Governmental Authorities and other applicable Persons required by Laws related to data privacy, data collection, data protection and data security and has filed any required registrations with the applicable data protection authority.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.10 Taxes.

(a) The Company has properly completed and timely filed all Tax Returns required to be filed by it. All such Tax Returns are true and correct and have been completed in accordance with Law in all material respects, and the Company has paid or withheld and paid to the appropriate Tax Authority all Taxes due (whether or not shown to be due on such Tax Returns). The Company is not a member of any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes.

(b) The Interim Balance Sheet reflects all unpaid Taxes of the Company for periods (or portions of periods) through the Interim Balance Sheet Date. The Company does not have any liability for unpaid Taxes accruing after the Interim Balance Sheet Date, other than Taxes accruing in the ordinary course of business conducted after the Interim Balance Sheet Date consistent with past practices.

(c) There is (1) no lien for Taxes against the property of the Company or the Company Common Stock other than liens for Taxes incurred in the ordinary course of business consistent with past practices and not yet due and payable, (2) no audit of any Tax Return of the Company being conducted by a Tax Authority, (3) no extension or waiver of any statute of limitations on the assessment of any Taxes granted to the Company currently in effect, and (4) no deficiency for Taxes or other assessment relating to Taxes for which the Company has received a written claim or assessment, or which are, to the knowledge of the Company, threatened against, the Company. The Company has not been informed in writing by any jurisdiction that the jurisdiction may open an audit or other review of the Taxes of such entity or that the jurisdiction believes that such entity was required to file any Tax Return that was not filed.

(d) The Company has not (1) been nor will it be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing in accordance with Section 481 of the Code or any comparable provision of state or foreign Tax Law as a result of transactions or events occurring before the Closing, (2) filed any disclosure under Section 6662 of the Code or comparable provisions of state, local or foreign Tax Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, (3) engaged in a “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4(b), (4) been the “distributing corporation” or the “controlled corporation” (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction intended to be described in Section 355 of the Code, (5) incurred any liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any Person other than the Company or (6) been a “United States real property holding corporation” within the meaning of Section 897 of the Code at any time within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to or is subject to, any joint venture, partnership or other arrangement that is treated as a partnership for Tax purposes.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) The Company: (A) is not a party to and is not bound by nor has any obligation under any Tax indemnification, sharing or similar agreement or arrangement other than an ordinary commercial agreement the primary purpose of which is not the indemnification or sharing of tax, (B) is not and has never been a member of any consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes, other than a group of which the Company was the ultimate parent company, (C) has not entered into any closing agreement pursuant to Section 7121 of the Code or any other binding agreement with a Taxing Authority that would have a material effect on the determination of Parent’s or any of its Subsidiaries’ liability to Tax in a tax year ending after the Effective Time, or any predecessor provision or any similar provision of foreign, state or local Tax law and (C) does not have any liability or for the payment of Taxes of any person as a successor or transferee.

(f) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (1) installment sale or other open transaction disposition made on or before the Closing Date, (2) prepaid amount received on or before the Closing date outside the ordinary course of business, (3) closing agreement described in Section 7121 of the Code or any corresponding provision of state or foreign Tax Law executed on or before the Closing Date, (4) change in method of accounting for a taxable period or portion thereof ending on or before the Closing Date, or (5) indebtedness discharged in connection with any election under Section 108(i) of the Code.

(g) Section 3.10(g) of the Disclosure Schedule lists all income and franchise Tax Returns (federal, state, local and foreign) filed with respect to the Company for taxable periods ended on or after January 1, 2015, and indicates all Tax Returns that currently are the subject of audit.

(h) The Company has not been nor is it subject to Tax in a country other than the United States by virtue of having (during any taxable period remaining open for the assessment of Tax by any foreign Tax Authority under its applicable statute of limitations) a place of business in any country outside the United States.

(i) The Company has properly and timely documented its transfer pricing methodology in material compliance with Sections 482 and 6662 of the Code and any similar provision of applicable Law. The Company is not a party to any advance pricing agreement or any similar contract or agreement.

(j) The Company does not have any knowledge of any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(k) Each Employee Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A(d)(1) of the Code) has been maintained in material compliance with Section 409A of the Code and all applicable IRS and Treasury Department guidance issued thereunder in both operation and documentation. None of the Transactions will constitute or result in a deferral of compensation or acceleration of payment of any deferred compensation under any Employee Benefit Plan that is subject to Section 409A of the Code. The Company does not have any Liability to reimburse, gross-up or otherwise pay the Taxes, interest or Tax-related penalties imposed under Code Section 409A on behalf of any service provider (within the meaning of Treasury Regulation Section 1.409A-1).

(l) No amount that has been or could be received (whether in cash, services, benefits, property or the vesting of property) as a result of any of the Transactions (either directly or in connection with any other event) by any current or former employee, director, officer, or independent contractor who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Employee Benefit Plan is reasonably likely to be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). Neither the Company nor any of its Subsidiaries has any Liability to reimburse, gross-up or otherwise pay the Taxes, interest or Tax-related penalties imposed under Code Section 4999 on behalf of any current or former employee, director, officer, or independent contractor.

(m) There are no powers of attorney in effect with respect to Taxes or Tax Returns of the Company.

(n) Notwithstanding anything herein to the contrary, the Company is making no representation as to whether or not there are limitations on the utilization of Company net operating losses by Parent under Sections 382 of the Code.

Section 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Disclosure Schedule sets forth a complete list of (1) all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) all other severance pay, salary continuation, pay in lieu of notice, bonus, incentive, retention, change in control compensation, stock option, stock unit, restricted stock, equity-based compensation, fringe benefit, Worker loan, relocation, health insurance, life insurance, disability insurance, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind, and (3) all other benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, managers, officers, equityholders, consultants, or independent contractors of the Company that are sponsored or maintained by the Company or with respect to which the Company has made or is required to make payments, transfers, or contributions (all of the above being hereinafter individually or collectively referred to as an “Employee Benefit Plan” or “Employee Benefit Plans”). The Company does not have any Liability with respect to any plan of the type described in the preceding sentence other than the Employee Benefit Plans, including any plans that would be Employee Benefit Plans if in effect as of the date hereof but that were terminated prior to the date hereof. No Employee Benefit Plan is maintained outside of the United States.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) True and complete copies of the following materials with respect to each Employee Benefit Plan have been Made Available to Parent, as applicable: (1) the current plan document or, in the case of an unwritten Employee Benefit Plan, a written description thereof, (2) the current determination letter or opinion letter from the IRS, (3) the current summary plan description and all summaries of material modifications thereto and the past three annual reports and associated summary annual reports, and (4) the current trust agreement, insurance contracts and other documents relating to the funding or payment of benefits under such Employee Benefit Plan and (5) all correspondence relating to any Employee Benefit Plan between the Company or its representatives and any Governmental Authority within three years prior to the date hereof.

(c) Each Employee Benefit Plan has been established, maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and Law. There have been no prohibited transactions or breaches of any of the duties imposed by ERISA on “fiduciaries” (within the meaning of Section 3(21) of ERISA) with respect to the Employee Benefit Plans that could result in any Liability or excise tax under ERISA or the Code being imposed on the Company.

(d) No Employee Benefit Plan is intended to be qualified under Section 401(a) of the Code.

(e) The Company does not have and has not had an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. There is no trade or business (whether or not incorporated) (1) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (2) which together with the Company is treated as a single employer under Section 414(t) of the Code.

(f) No Employee Benefit Plan that provides health insurance or medical coverage is self-funded or self-insured. No Employee Benefit Plan is or at any time was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Employee Benefit Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(g) There are no ongoing Actions, and to the knowledge of the Company, there is no Basis for any Action, with respect to any Employee Benefit Plan (including Actions against any fiduciaries thereof in respect of their capacity as a fiduciary of an Employee Benefit Plan). No claim has been brought against the Company in respect of any Employee Benefit Plan, other than routine claims for benefits occurring in the ordinary course of business and consistent with the terms of the applicable Employee Benefit Plan.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(h) All (1) insurance premiums due and required to be paid by or through the Company with respect to, (2) benefits, expenses, and other amounts due and payable under, and (3) contributions, transfers, or payments required to be made to, any Employee Benefit Plan have been timely paid or made. The Company is not liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, workers compensation, social security, retirement fund, provident fund, pension fund, or other benefits or obligations for any individuals (other than routine payments to be made to the Governmental Authority in the ordinary course of business that are not yet due and payable). There are no claims pending against the Company (x) under any workers’ compensation plan or policy, (y) for unemployment compensation benefits or (z) for long term disability.

(i) No Employee Benefit Plan provides benefits to any individual who is not either a current or former employee (or the dependent or beneficiary of such employee). No Employee Benefit Plan provides payments or benefits, including death or medical benefits, beyond termination of service or retirement other than coverage mandated by Law. The Company has reserved all rights necessary to amend or terminate each of the Employee Benefit Plans without the consent of any other Person.

(j) The Company has not agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company, other than the Employee Benefit Plans, or to make any amendments to any of the Employee Benefit Plans.

(k) With respect to any insurance policy providing funding for benefits under any Employee Benefit Plan, (1) there is no Liability of the Company in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent Liability, nor would there be any such Liability if such insurance policy was terminated on the Closing Date, and (2) to the knowledge of the Company, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any such insurer are imminent.

(l) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in connection with any other event (including the termination of employment or service with Parent or the Surviving Corporation or one of its Subsidiaries following the Merger), (1) result in any payment (including severance, deferred compensation, Tax gross-up, retention, or other golden parachute) becoming due under any Employee Benefit Plan, (2) increase any benefits (including severance, deferred compensation or equity award) otherwise payable under any Employee Benefit Plan, (3) result in the acceleration of the time of payment, funding or vesting of any payments or benefits under any Employee Benefit Plan, or (4) result in the forgiveness in whole or in part of, or accelerate the repayment date of, any outstanding loans that exist under or as part of any Employee Benefit Plan.

Section 3.12 Employee Matters.

(a) The Company is not a party to or bound by any collective bargaining agreement, works council or other labor union contract. No labor union contract, works council agreement or collective bargaining agreement is being negotiated by the Company. The Company does not have any duty to bargain with any labor organization or works council. To the knowledge of the Company, there have never been any activities or proceedings of any labor union to organize employees of the Company. There is no labor dispute, strike or work stoppage against the Company pending now, that has occurred in the past, or to the knowledge of the Company, is now threatened, that would reasonably be expected to interfere with the business activities of the Company. The Company is not, and has not, engaged in any unfair labor practice.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Section 3.12(b) of the Disclosure Schedule is a true, correct and complete list of the names (or, if required under privacy Laws, employee identification number), of all current officers, directors, employees (regular, temporary, part-time or otherwise), consultants and individual independent contractors of the Company (each, a “Worker”), showing each such person’s current (1) position, (2) Worker classification, (3) if an employee, his or her status as exempt or non-exempt (to the extent applicable under Law), (4) date of commencement of service, (5) rate of cash compensation, (6) target annual incentive compensation, (7) any other unvested bonuses, (8) material fringe benefits, (9) primary work location and the status of any required visa or work permit, (10) accrued but unpaid vacation, sick leave or other paid time off, (11) accrued but unpaid bonuses, (12) severance or termination payment rights payable in excess of that required by Law, (13) whether such person is on a leave of absence or given written notice of the need for a leave of absence, and (14) whether such person is on a performance improvement plan.

(c) No employee of the Company is entitled to any accrued, past due salary amount, including, but not limited to, [***].

(d) No employee of the Company has given written notice to the Company of such employee’s termination of, or intent to terminate, employment with the Company. The employment of each of the employees of the Company is “at will.”

(e) To the knowledge of the Company, no current or former Worker is in any material respect in violation of any non-competition agreement, non-solicitation agreement or restrictive covenant with a former employer or service recipient relating to the right of any such Worker to be employed by or provide services to the Company because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

Section 3.13 Related Party Transactions. Except as set forth in Section 3.13 of the Disclosure Schedule, no officer or director of the Company and, to the knowledge of the Company, no Company Stockholder (nor any immediate family member of any of such Persons or any trust, partnership or company in which any of such Persons has or has had an interest) (each a “Related Party”) has or has had, directly or indirectly, (a) any interest in any third party which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, (b) any interest in any third party that purchases from or sells or furnishes to the Company any goods or services or (c) any interest in any contract to which the Company is a party, except that ownership of no more than one percent of the outstanding voting stock of a publicly traded company shall not be deemed to be an “interest in any third party” for purposes of this Section 3.13.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.14 Company Authorizations. Each Permit (a) pursuant to which the Company currently operates or holds any interest in any of its material assets, or (b) that is required for the operation of the Company’s business as presently conducted or the holding of any such interest (collectively, the “Company Authorizations”) has been issued or granted to the Company or to a Person conducting business on behalf of the Company. Section 3.14 of the Disclosure Schedule sets forth a true and complete list of all such Company Authorizations. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and each of its Subsidiaries to lawfully operate or conduct its business or hold any interest in its assets. To the knowledge of the Company, there are no facts or circumstances indicating that any Permit necessary to conduct the business of the Company, whether or not owned or possessed by the Company, will be withdrawn or that there has been any failure to receive or obtain any required Permit.

Section 3.15 Banks and Brokerage Accounts. Section 3.15 of the Disclosure Schedule sets forth, as of the date hereof, (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account (including “deposit accounts” as defined in Section 9105 of the California Commercial Code and “securities accounts” as defined in Section 8501 of the California Commercial Code) or a safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each investment asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

Section 3.16 Insurance. Section 3.16 of the Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of all policies of insurance and indemnity bonds issued at the request or for the benefit of the Company and includes the types of policies, insurers, forms of coverage, policy numbers, coverage dates, annual premiums, named insured, limit of liability and insurance broker or agent contacts. All such policies and bonds are in full force and effect. True and complete copies of each listed policy have been Made Available to Parent. There is no material claim, notice of circumstance, refusal of any coverage, limitation in coverage or rejection of any material claim, insurance carrier litigation or dispute pending in connection with any of such policies or bonds. The Company is in material compliance with the terms of such policies and bonds. To the knowledge of the Company, there is no threatened termination or invalidation of, or material premium increase with respect to, any of such policies or bonds, nor is there any Basis for any termination or material premium increase. Such policies and bonds provide adequate insurance coverage for the Company, and are sufficient for material compliance with all Laws and contracts to which each is a party or a beneficiary or to which each or its assets are subject. Section 3.16 of the Disclosure Schedule sets forth, as of the date hereof, an accurate and complete list of all claims (open and closed) filed by the Company under any such policies or bonds. Furthermore, to the knowledge of the Company, no insurance company issuing any such policy or bond is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any such insurer are imminent.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.17 Compliance; Governmental Funds.

(a) The Company and, to the knowledge of the Company, its respective directors, officers, employees, contractors, agents or collaborators (while acting in such capacity) are in compliance and have complied in all material respects with, are not in material violation of, and have not received, nor to the knowledge of the Company is there any reasonable Basis for, any allegation or notice of material default or violation with respect to, any Laws, Orders, or Permits with respect to the conduct of the Company’s business, or the ownership or operation of the Company’s business. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that will (without notice or lapse of time) constitute or result in a material violation of, or a failure to comply with, any such Laws, Orders, or Permits, by the Company or any of the foregoing.

(b) All activities necessary to conduct the business of the Company (including recovering, processing, storing, labeling, packaging, distributing, screening or testing biological material) being conducted by or, to the knowledge of the Company, for or on behalf of the Company by any Person (including any of its collaborative partners or other third parties), are being, and at all times have been conducted in material compliance with all applicable Laws, Orders, or Permits including as applicable Good Laboratory Practice and Current Good Tissue Practice.

(c) The Company has not applied for or received, is or will be entitled to or is or will be the beneficiary of any funds (including without limitation grant, subsidy or financial assistance) from any Governmental Authority.

(d) Neither the Company nor, to the knowledge of the Company, any of its respective directors, officers, employees, contractors, agents or collaborators (while acting in such capacity) has been convicted of violating any Laws or Orders, subjected to any investigation or proceeding by a Governmental Authority for a violation of any applicable Laws or Orders, or excluded or otherwise made ineligible to participate in a federal or state health care program or debarred by a Governmental Authority.

(e) The Company is, and has at all times been in compliance in all material respects with all applicable Laws regarding the collection, use and protection of Protected Health Information (as such term is defined under the Health Insurance Portability and Accountability Act of 1996), including medical records. No Actions are pending or threatened against the Company relating to the collection, use, disclosure or maintenance of Protected Health Information, including medical records, or other confidential patient information.

Section 3.18 Minute Books. The minute books of the Company have been Made Available to Parent and contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of the Company’s directors or stockholders and the capital stock registers or ledgers of the Company since their time of formation and reflect all transactions referred to in such minutes, registers or ledgers accurately in all material respects.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 3.19 Top Customers. None of the top 15 customers by revenue of the Company for either the year ended December 31, 2017 or the two-month period ended the Interim Balance Sheet Date (the “Top Customers”) has canceled or otherwise terminated its relationship or contract between it and the Company (each a “Customer Contract”), has allowed to terminate any renewable Customer Contract that has a fixed term or has materially decreased its usage of the Company’s products and services, and, to the knowledge of the Company, no Top Customer intends to cancel or otherwise terminate its relationship or Customer Contract with the Company or to decrease materially its usage of service offerings of the Company or has indicated that it intends not to renew any renewable Customer Contract that has a fixed term. The Company has not (a) received any written notice or other communication from any Top Customer that such customer will not continue as a customer of the Surviving Corporation or Parent after the Closing or that such customer intends to terminate or materially modify existing contracts with the Surviving Corporation or Parent or (b) received any written complaint regarding the Company’s products or services.

Section 3.20 Material Contracts. Section 3.20 of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each contract of the Company under which the Company has ongoing executory obligations or the ability to enforce rights thereunder and that is included within any of the following categories:

(a) any distributor, sales, reseller, advertising, agency, original equipment manufacturing, sales representative, data center, web hosting, co-location, joint marketing, joint development, joint venture, strategic alliance or similar contract;

(b) [intentionally omitted];

(c) any continuing contract for the purchase of materials, supplies, equipment or services that involves the payment by the Company of more than $50,000 over the life of the contract;

(d) any warranty contract pursuant to which the Company is obligated to provide services;

(e) any contract that expires (or may be renewed at the option of any Person other than the Company so as to expire) more than one year after the date of this Agreement and involves more than $50,000 over the life of the contract;

(f) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, or any contract for any leasing transaction of the type required to be capitalized in accordance with GAAP;

(g) any hedging, futures, options or other derivative contract (other than the Employee Benefit Plans);

(h) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities of any other Person;

(i) any employment contracts, consulting contracts, or independent contractor agreements;

(j) any contract for any capital expenditure in excess of $50,000 individually or $100,000 in the aggregate;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(k) any contract in accordance with which the Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property and involving in the case of any such contract more than $50,000 over the life of the contract;

(l) any contract (other than the Employee Benefit Plans and contracts for COTS Software) providing for the development of any Software, content (including textual content and visual, photographic or graphical content), technology or Intellectual Property for the Company, or providing for the purchase by or license to (or for the benefit or use of) the Company of any Software, content (including textual content and visual, photographic or graphical content), technology or Intellectual Property, which Software, content, technology or Intellectual Property is used or incorporated (or is contemplated by the Company to be used or incorporated) in connection with any aspect or element of any product, service or technology of the Company or sold by the Company;

(m) any contract providing a third party with rights to, or based upon, any Company Intellectual Property, except for Customer License Agreements;

(n) any contract with any Related Party or any Person with whom the Company does not deal at arms’ length;

(o) any contract relating to the disposition or acquisition of assets or any interest in any business enterprise, except for the sale of products or services in the ordinary course of business;

(p) any contract with any Governmental Authority;

(q) any contract under which the Company’s entering into this Agreement or the consummation of the Transactions would give rise to, or trigger the application of, any rights of any third party or any obligations of the Company that would come into effect upon the consummation of the Transactions;

(r) any contract relating to settlement of any Action;

(s) any contract that results in any Person holding a power of attorney from the Company;

(t) any contract with any investment banker, broker, advisor or similar Person, or any accountant, legal counsel or other person retained by the Company or its Subsidiaries, in connection with this Agreement and the Transactions; or

(u) any Real Property Lease.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Each contract disclosed in Section 3.9, this Section 3.20 or Section 3.21 of the Disclosure Schedule, or required to be disclosed pursuant to Section 3.9, this Section 3.20 or Section 3.21 is referred to herein as a “Company Material Contract.” A true and complete copy of each Company Material Contract has been Made Available to Parent. All Company Material Contracts are in executed written form, and the Company has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and the Company is not in default of any material provision in respect of, any Company Material Contract. Each of the Company Material Contracts is a valid and binding agreement of the Company and, to the knowledge of the Company, the other parties thereto, subject to the effect, if any, of applicable bankruptcy and other similar Laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the knowledge of the Company, there exists no material default or event of default or material event, occurrence, condition or act, which would reasonably be expected to result in the Surviving Corporation not enjoying all economic benefits that the Company enjoyed before the Closing and to which it is entitled post-Closing under any Company Material Contract. Immediately following the Closing Date, the Surviving Corporation will maintain its rights under the Company Material Contracts without the payment of any additional amounts of consideration (other than ongoing fees, royalties or payments that the Company would otherwise be required to pay in accordance with the terms of such Company Material Contracts had the Merger not occurred).

Section 3.21 Property.

(a) Section 3.21(a) of the Disclosure Schedule contains a list of all real property and interests in real property leased, licensed or occupied by the Company (the “Real Property”) and a list of all leases, licenses and other occupancy contracts affecting the Real Property, including all amendments, extensions and renewals thereof and related notices and contracts thereto (collectively, the “Real Property Leases”). Except as set forth in Section 3.21(a) of the Disclosure Schedule, there are no oral Real Property Leases. The Company does not own nor has the Company ever owned any interest of any kind in any real property, other than leasehold interests entered into in the ordinary course of business.

(b) All interests held by the Company as lessee or licensee of real property are free and clear of all Encumbrances, the Company has enjoyed peaceful, undisturbed, exclusive, uninterrupted and undisputed possession of the Real Property, and there are no disputes with respect to any Real Property Lease. The Company has not received any notice that it is in default under any Real Property Lease. The full amount of security deposit required under each Real Property Lease, if any, is on deposit thereunder. The current use of the Real Property is, in all material respects, in accordance with the certificates of occupancy relating thereto and the terms of any Permits relating thereto. To the knowledge of the Company, there is no pending or to the Company’s knowledge threatened appropriation, condemnation or similar Action affecting the Real Property. There has been no material destruction, damage or casualty with respect to the Real Property. The Real Property and all of the buildings, plants, structures, and facilities located thereon are in good working condition and are sufficient and are all of the interests in real property used in or necessary to conduct the business and operations of the business of the Company as currently conducted. The Real Property has been maintained in compliance in all material respects with the Real Property Leases.

(c) The Company has not sub-leased, sub-licensed or otherwise granted to any Person, the right to use or occupy any Real Property.

(d) The Company has good and marketable title to, or, in the case of leased or licensed assets, marketable leasehold or license interests in, all of its tangible assets, used or held for use in its business, free and clear of any Encumbrances, and such properties and assets have been maintained in accordance with the ordinary course of business save for normal tear and wear, except (1) as reflected in the Interim Balance Sheet, (2) liens for Taxes not yet due and payable, and (3) such imperfections of title and Encumbrances that do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) The tangible assets owned, leased or licensed by the Company are each in good working condition and repair in all material respects (subject to normal wear and tear), free from defects, are usable in the ordinary course of the business and are suitable for the purposes for which they are currently being used and constitute all of the material assets necessary to conduct the business of the Company as currently conducted.

(f) Except as set forth in Section 3.21(f) of the Disclosure Schedule, to the knowledge of the Company, no properties or assets related to or used by the Company thereof are owned or leased by any Affiliate of the Company or any Securityholder. Upon consummation of the Transactions, the Company will be entitled to continue to use all the properties and assets which are currently employed by it.

Section 3.22 Brokers and Finders. No Person has acted as a broker, finder or financial advisor for the Company, its Affiliates or, the knowledge of the Company, any Securityholder in connection with the negotiations relating to the Transactions, and no Person is entitled to any fee or commission or similar payment in respect thereof from the Company, the Surviving Corporation, Parent or any of their respective Affiliates based in any way on any agreement, arrangement or understanding made by or on behalf of the Company or any of its Affiliates or, to the knowledge of the Company, Securityholders.

Article 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1 Organization and Power. Each of Parent and Merger Sub (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business and is in good standing in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect on Parent. Section 4.1 of the Disclosure Schedule lists all stockholder and voting rights agreements to which the Parent is a party.

Section 4.2 Authorization; Enforceability. Parent and Merger Sub each has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by each of Parent and Merger Sub have been duly authorized by all requisite corporate or comparable organizational action on the part of it and its stockholders. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the other Parties, represents the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 4.3 Noncontravention.

(a) The execution, delivery and performance of this Agreement and the consummation of the Transactions by Parent and Merger Sub do not and will not (1) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both), give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss of any benefit under or require consent, approval or waiver from any Person in each case in accordance with any provision of the organizational documents of Parent (the “Parent Governance Documents”) or Merger Sub, (2) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both), give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss or modification of any benefit under or require consent, approval or waiver from any Person in accordance with any contract, Permit or Law applicable to Parent or Merger Sub, or (3) otherwise have an adverse effect upon the ability of Parent or Merger Sub to consummate the Transactions.

(b) Except for the filing of the Certificate of Merger, no Permit or Order of, or registration or filing with or declaration or notification to, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the Transactions.

Section 4.4 Merger Sub. Merger Sub is a direct, wholly owned Subsidiary of Parent formed for the purposes of effecting the Merger. There is no agreement outstanding pursuant to which any Person has any existing or contingent right to acquire any stock of Merger Sub. Merger Sub owns no assets, has no Liabilities and has conducted no activities other than those necessary to effectuate the Merger and the other Transactions.

Section 4.5 Capitalization; Subsidiaries. Section 4.5 of the Disclosure Schedule sets forth the capitalization of Parent as of the date hereof (prior to the consummation of the Transactions) and identifies each of Parent’s Subsidiaries. All issued and outstanding shares of capital stock of Parent have been duly authorized, validly issued, fully paid and non-assessable.

Section 4.6 Valid Issuance of Parent Stock. The Preferred Parent Stock and Phantom B Shares being issued to the Participating Stockholders as Merger Consideration, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Parent Common Stock issuable upon conversion of the Preferred Parent Stock issued as Merger Consideration has been sufficiently reserved for issuance and, upon issuance in accordance with the terms of the Parent Governance Documents will be duly and validly issued, fully paid and nonassessable. The shares of Parent Common Stock and Phantom C Shares issuable as Contingent Consideration have been sufficiently reserved for issuance, and upon issuance in accordance with the terms of the Parent Governance Documents, will be validly issued, fully paid and nonassessable.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 4.7 Brokers and Finders. No Person has acted as a broker, finder or financial advisor for the Parent, the Merger Sub or any of their respective Affiliates in connection with the negotiations relating to the Transactions, and no Person is entitled to any fee or commission or similar payment in respect thereof from the Parent, the Merger Sub or any of their respective Affiliates based in any way on any agreement, arrangement or understanding made by or on behalf of the Parent, the Merger Sub or any of their respective Affiliates.

Article 5

ADDITIONAL AGREEMENTS

Section 5.1 Conduct of Business of the Company. From the date hereof until the earlier of the termination of this Agreement pursuant to Article 7 and the Closing Date:

(a) The Company will conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (except to the extent expressly provided otherwise in this Agreement, including, without limitation, the performance of the covenants contained herein or the undertaking of the closing actions and deliveries contemplated by Article 2, or as otherwise consented to in writing by Parent);

(b) The Company will (1) pay all of its liabilities, debts and Taxes when due, except to the extent such liabilities, debts or Taxes are being contested in good faith by appropriate proceedings and for which adequate reserves according to GAAP have been established, (2) pay or perform its other obligations in the ordinary course consistent with past practice, and (3) use commercially reasonable efforts consistent with past practice to (A) preserve intact its present business organizations and activities, (B) keep available the services of its present officers and key employees, and (C) preserve its relationships with customers, suppliers, partners, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses will be unimpaired at the Closing Date;

(c) The Company will promptly notify Parent of any change, occurrence or event not in the ordinary course of business of the Company and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, could reasonably be expected to have a Material Adverse Effect on the Company or which is reasonably likely to cause any of the conditions in Article 6 not to be satisfied; and

(d) The Company will assure that each of the contracts entered into by it on or after the date hereof will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of, the consummation of the Transactions.

Section 5.2 Restrictions on Conduct of Business of the Company. Without limiting the generality or effect of Section 5.1, from the date hereof until the earlier of the termination of this Agreement pursuant to Article 7 and the Closing Date, and except as set forth in Section 5.2 of the Disclosure Schedule, the Company will not do, cause or permit any of the following (except in the ordinary course of business; to the extent expressly provided otherwise herein; as expressly consented to in writing by Parent; or as required by Law (in which case the Company will notify Parent before taking any such action)):

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(a) Cause or permit any amendments to the Charter Documents;

(b) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of the Company Common Stock, or split, combine or reclassify the Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company Common Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company Common Stock except from former Workers the terms of an Employee Benefit Plan existing at the date hereof providing for the repurchase of unvested shares in connection with any termination of such Worker’s service;

(c) (1) Accelerate, amend or change the period of exercisability or the vesting of Company Options or other rights granted under the Company Stock Plan, (2) permit the exercise of any unvested Company Option, or (3) waive or amend the right of repurchase applicable to any Company Common Stock;

(d) Enter into any contract that if entered into before the date hereof would be required to be disclosed pursuant to Section 3.20 or would be a Company Material Contract, or violate, amend, terminate or otherwise modify or waive any of the terms of any Company Material Contract; or change in any material respect the course of performance or payments thereunder;

(e) Terminate any contract with any other Person, where such termination could trigger any payment by the Company to such other Person according to the terms of the contract or under Law, other than the Company Options, Company Stock Plan, Company Notes and/or Company Warrants;

(f) Except in respect of the exercise and conversion of any Company Note, Company Warrant or Company Option, issue or grant any securities or agree to issue or grant any securities;

(g) Make any loans or advances to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, other than advances to employees and consultants for travel and other expenses in the ordinary course of business;

(h) Transfer or license to any Person (including through another Person) any rights to any Company Intellectual Property;

(i) Sell, lease, license or otherwise dispose of, or create or extend any Encumbrance over, any of its assets, other than sales of inventory or services in the ordinary course of business;

(j) Incur any obligation that would constitute Company Indebtedness;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(k) Make any capital expenditures or commitments, capital additions or capital improvements in excess of $50,000;

(l) Reduce the amount or scope of any coverage provided by existing insurance policies, or reduce the amount or scope of bonds issued at the request or for the benefit of the Company;

(m) (1) adopt any plan, contract, arrangement or agreement that would be an Employee Benefit Plan if in effect on the date hereof, (2) grant any new entitlements under any Employee Benefit Plan (including adding additional participants or increasing the benefits of existing participants), or (3) increase the cash compensation (whether base salary or wage rate, target incentive compensation or consulting fee) owed to any current or former Worker;

(n) (1) Hire any Workers or (2) add any new non-employee members to the board of directors or similar governing body of the Company;

(o) Enter into, amend or terminate any collective bargaining agreement, labor union contract, works council agreement or other contract with any labor organization or union;

(p) Commence or settle an Action other than (1) for the routine collection of bills or (2) in such cases where it in good faith determines that failure to commence an Action would result in the material impairment of a valuable aspect of its business, as long as the Company consults with Parent before the filing of such Action;

(q) Acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

(r) Make any change in accounting or Tax principles, practices or policies from those utilized in the preparation of the Financial Statements, write-off, write-down or make any determination to write-off or write-down any of its assets, or make any material change in its general pricing practices or policies or any material change in its credit or allowance practices or policies;

(s) Make or change any election or designation in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement in respect of Taxes, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

(t) Take or agree in writing or otherwise to take, any of the actions described in the foregoing clauses of this Section 5.2, or any action which could reasonably be expected to (1) make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect in any material respect, (2) prevent the Company from performing in all material respects or cause the Company not to perform in any material respect one or more covenants required hereunder to be performed by it, or (3) delay the consummation of any of the Transactions.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 5.3 Access to Information.

(a) Until the earlier of the termination of this Agreement and the Closing Date, (1) the Company will afford Parent and its accountants, counsel and other representatives with full access during normal business hours to (A) all of the properties, books, contracts, personnel and records of the Company and (B) all other information concerning the business, intellectual property, Taxes, properties and personnel of the Company as Parent may reasonably request, and (2) the Company will provide to Parent and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request.

(b) Subject to Law, until the earlier of the termination of this Agreement pursuant to Article 7 and the Closing Date, the Company will cause the officers, counsel or other representatives of it to promptly notify Parent of, and to confer from time to time as requested by Parent with one or more representatives of Parent during ordinary business hours to discuss, any material changes or developments in the operational matters of the Company and the general status of the ongoing business and operations of the Company. If Parent requests further information or investigation of the Basis of any potential violations of Law, the Company shall cooperate with such request and shall make available any personnel or experts engaged by the Company necessary to accommodate such request.

(c) No information or knowledge obtained in any investigation in accordance with this Section 5.3 will affect, amend or supplement, or be deemed to affect, amend or supplement, any representation or warranty contained herein or in the Related Agreements, the Disclosure Schedule, the conditions to the obligations of the Parties to consummate the Transactions or any Party’s rights hereunder (including rights under Article 8) or under any Related Agreement.

(d) The Company will (1) notify Parent in writing promptly after learning of any Action initiated by or against the Company, or to the knowledge of the Company to be threatened against the Company or any of its directors, officers, employees or stockholders in their capacity as such, including any Action threatened by any Securityholder (a “New Litigation Claim”); (2) notify Parent of ongoing material developments in any New Litigation Claim; and (3) consult with Parent regarding the conduct of the defense of any New Litigation Claim.

(e) The foregoing provision of Section 5.3 will not (1) include access or information which the Company is expressly prohibited by Law from granting or disclosing or (2) require the Company to take any action which would, in the advice of counsel, constitute a waiver of any legal privilege, including the attorney-client privilege or the attorney work product privilege; provided, that the Company will cooperate with Parent in providing such information under arrangements that are compliant with such Laws and protective of relevant legal privilege.

Section 5.4 Confidentiality. The parties acknowledge that Parent and the Company executed a non-disclosure agreement dated February 1, 2017, which will continue in full force and effect in accordance with its terms (the “Confidentiality Agreement”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 5.5 Public Announcements. The Company and the Representative will not, and will cause the Securityholders not to, issue or cause the publication of any press release or other disclosure with respect to this Agreement or the Transactions without prior approval of Parent, except (a) in connection with solicitation of a Securityholder’s adoption of this Agreement or approval of the Merger and consummation of matters associated herewith, (including the actions identified in Section 5.2 of the Disclosure Schedule), (b) as and to the extent disclosure is required by a Securityholder to their respective Tax or financial advisors for purposes of complying with such Securityholder’s Tax obligations or other reporting obligations under Law arising out of the Transactions, and (c) to the extent disclosure is made by a Securityholder that is a venture capital fund to its partners, subject to a duty of confidentiality, and is limited to the results of such Securityholder’s investment in the Company and such other information as is required to be disclosed by such Securityholder pursuant to its partnership agreement, limited liability company agreement or comparable organizational agreement.

Section 5.6 Cooperation. Parent, Merger Sub and the Company each will take commercially reasonable actions necessary to (1) comply promptly with all legal requirements which may be imposed on it with respect to the consummation of the Transactions, (2) promptly cooperate with and furnish information to any Party necessary in connection with any such requirements imposed upon such other Party in connection with the consummation of the Transactions, (3) obtain or make (and cooperate with the other Parties in obtaining or making) any consent, approval, Order or authorization of, or any registration, declaration or filing with, any Person required to be obtained or made in connection with the Transactions, and (4) promptly furnish any information requested, and promptly cooperate to make any filings requested to be made, by any Governmental Authority in connection with the Transactions.

Section 5.7 Exclusivity. From the date hereof until the earlier of the termination of this Agreement pursuant to Article 7 and the Closing Date, the Company will not, and will cause the officers, directors, Securityholders, employees, financial advisors, representatives, agents and Affiliates of the Company not to, directly or indirectly, (a) solicit, initiate, facilitate, seek, entertain, encourage or support any inquiry, proposal or offer from any Person (other than Parent) in respect of an Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) in respect of an Acquisition Transaction; or (c) accept any proposal or offer from any Person (other than Parent) in respect of an Acquisition Transaction. Upon execution of this Agreement, the Company will, and will cause the officers, directors, employees, financial advisors, representatives, agents and Affiliates of the Company to, immediately cease and cause to be terminated any existing direct or indirect discussions with any Person (other than Parent) that are in respect of an Acquisition Transaction. From the date hereof until the earlier of the termination of this Agreement pursuant to Article 7 and the Closing Date, the Company will, and will cause the officers, directors, Securityholders, employees, financial advisors, representatives, agents and Affiliates of the Company to, promptly (and in no event later than 24 hours after receipt thereof) notify Parent orally and in writing of any proposal, offer, inquiry or notice concerning an Acquisition Transaction or that would reasonably be expected to lead to a proposal relating to any Acquisition Transaction, or any request for information from a Person in respect of an Acquisition Transaction or that would reasonably be expected to lead to a proposal relating to any Acquisition Transaction (including the identity of the Person making or submitting such proposal, offer or request, the material terms thereof and a copy of any written proposal, offer or request) that is received by the Company or any Affiliate or representative of the Company. The Company will keep Parent informed on a reasonably current basis (and, in any event, within 24 hours) of the status and details of any material modifications to any such proposal, offer or request. “Acquisition Transaction” means any transaction involving (1) the sale, license, disposition or acquisition of all or a substantial portion of the business or assets of the Company; (2) the issuance, disposition or acquisition (other than as expressly contemplated under the terms of this Agreement) of (A) any shares or other equity security of the Company (other than shares in the capital of the Company issued to employees of the Company or any of its Subsidiaries upon exercise of Company Options in routine transactions in accordance with the Company’s past practices or in connection with the actions identified in Section 5.2 of the Disclosure Schedule), (B) any option or other right (whether or not immediately exercisable) to acquire any shares or other equity security of the Company (except for the actions identified in Section 5.2 of the Disclosure Schedule), or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any equity security of the Company (except for the actions identified in Section 5.2 of the Disclosure Schedule); or (3) any merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or similar transaction involving the Company.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 5.8 Notification. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Article 7, (a) the Company will notify Parent promptly after becoming aware of any matter hereafter arising or any information obtained after the date hereof that, if existing, occurring or known at or before the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or that is required to be disclosed for the Disclosure Schedule to be true, complete and correct, (b) the Company will notify Parent promptly of the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (1) any representation or warranty made by it in this Agreement to be untrue or inaccurate in any material respect, (2) any condition of the other party set forth herein to be unsatisfied in any material respect, or (3) any material failure of the Company or any of its representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No provision of, and no information provided under, this Section 5.8 will, or will be deemed to, limit, modify or otherwise affect any representation or warranty contained in this Agreement, the conditions to the obligations of the Company to consummate the Transactions or any Party’s rights hereunder (including rights under Article 8).

Section 5.9 Expenses. Whether or not the Merger is consummated, except as otherwise provided herein, each Party shall be responsible for its own expenses and costs that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Without limiting or expanding the foregoing, the Company shall be responsible for all fees and expenses incurred by it or on its behalf in connection with the Transactions including: (a) all legal, accounting, financial advisory, consulting, finders and all other fees and expenses of third parties incurred by the Company or on its behalf in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions, including the fees of the Representative (b) any Tax gross-up, severance, retention bonus or stay-bonus, or similar change-in-control payments to current or former employees, directors, officers, independent contractors, consultants or other service providers whether or not payable at the Closing, including, but not limited to, the transaction bonuses listed in Section 3.11(a) of the Disclosure Schedule, and the employer portion of any payroll, employment, social security, unemployment or other Taxes payable by the Company in connection therewith (including employment taxes imposed under Section 3111 and 3301 of the Code); and (c) any payments, consideration or Liability paid or incurred by the Company or on behalf of the Company in connection with obtaining any consent, waiver or approval of any Person under any contract as is required in connection with this Agreement and the Transactions for any such contract to remain in full force and effect following the Closing (collectively with (a), (b) and (c) above, the “Company Transaction Expenses”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 5.10 Consents and Notices. Through the Closing Date the Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any counterparties to any contract or Governmental Authority granting any Permit as are required thereunder in connection with the Transactions or for any such contracts or Permits to remain in full force and effect, so as to preserve all rights of, and benefits to, the Company under such contract or Permit from and after the Closing. Promptly after the date hereof, the Company shall send each notice required to be sent in connection with the Transactions under any contract to which the Company is a party or Permit held by the Company. Such consents, waivers, approvals and notices shall be in a form acceptable to Parent.

Section 5.11 Termination and Amendment of Contracts.

(a) All contracts listed in Section 5.11(a)(1) of the Disclosure Schedule shall be terminated and be of no further effect as of the Closing Date, in each case without any remaining Liability of any kind on the part of the Company, the Surviving Corporation or Parent as a result of or in connection with such termination of such contract. Effective as of immediately prior to the Closing, the Company shall terminate the employment of all Workers (except those Workers listed in Section 5.11(a)(2) of the Disclosure Schedule) without any remaining Liability of any kind on the part of the Company, the Surviving Corporation, Merger Sub or Parent as a result of or in connection with such terminations of employment.

(b) None of Parent, Merger Sub, the Surviving Corporation or any of their Affiliates or Subsidiaries shall have any Liability to any Securityholder or any other Person for any Liabilities or obligations resulting from the Company negotiating or obtaining such terminations or amendments.

Section 5.12 D&O Liability Tail Insurance.

(a) The Company shall, at or prior to the Closing Date, purchase a six-year (the “D&O Policy Period”) “tail” prepaid policy covering, without limitation, the Merger (the “D&O Tail Policy”). Parent (following the Effective Time) shall not take any steps to attempt to (and shall cause the Surviving Corporation not to) cancel the D&O Tail Policy during the D&O Policy Period, and in the event that the D&O Tail Policy lapses or is otherwise canceled or terminated during the D&O Policy Period, Parent shall cause the Surviving Corporation to enter into a replacement D&O Tail Policy or similar policy with coverage that is at least as favorable as the D&O Tail Policy for the remainder of the D&O Policy Period.

(b) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.12 is not prior to or in substitution for any such Actions under such policies.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) The rights of each past and present officer and director of the Company under this Section 5.12 shall be in addition to any rights such individual may have under the Company’s Charter Documents or under any applicable Law.

Section 5.13 Tax Matters.

(a) Parent shall prepare and timely file or cause to be prepared and timely filed all Tax Returns of the Company for any period or portion thereof ending on or before the Closing Date (the “Pre-Closing Tax Period”) that are filed after the Closing Date. No later than thirty (30) days prior to the due date for filing each such Tax Return (taking into account all applicable extensions of time to file), Parent shall deliver a copy of such Tax Return to the Representative, together with all supporting documentation and workpapers, for its review and approval.

(b) Any Tax refunds, rebates or credits for overpayment of Taxes due to the Company with respect to a Pre-Closing Tax Period shall be paid to the Company Stockholders, net of any costs and expenses with respect to, or incurred in connection with, such refund.

(c) Unless required by applicable Law, Parent shall not take any of the following actions (or cause the Surviving Corporation to take any of the following actions) if such action would or would reasonably be expected to result in any amount of Tax liability that would form the basis of a claim for indemnification under this Agreement in each case, except with the prior written consent of the Representative (such consent not to be unreasonably withheld or delayed): (i) amend or permit the Surviving Corporation to amend any Tax Return relating to a Pre-Closing Tax Period, (ii) extend or waive, or cause or permit to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre-Closing Tax Period, (iii) make or change any Tax election that has retroactive effect to any Pre-Closing Tax Period, (v) file or permit the Company to file a Tax Return relating to a Pre-Closing Tax Period in any jurisdiction in which the Company did not file such Tax Return prior to the Closing, or (vi) initiate any voluntary disclosure or similar proceeding with any Governmental Entity relating to any actual or potential Tax payment or Tax Return filing obligation of the Company for any Pre-Closing Tax Period.

Article 6

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the Transactions will be subject to the satisfaction at or before the Closing of each of the following conditions, which to the extent permitted by Law may be waived in a written agreement of the Company and Parent (for itself and Merger Sub):

(a) No Injunctions or Restraints; Illegality. No Order or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions will be in effect, and no Action seeking any of the foregoing will have been brought by a Governmental Authority and be pending or will have been threatened in writing by a Governmental Authority. No action taken by any Governmental Authority, and no statute, rule, regulation or Order will have been enacted, entered, enforced or deemed applicable to the Transactions, which prohibits or otherwise makes the consummation of the Transactions illegal.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) Governmental Approvals. Parent and the Company will have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Transactions.

(c) ClinImmune Agreements. ClinImmune Labs will have delivered duly executed copies of each of the ClinImmune Agreements.

Section 6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Transactions will be subject to the satisfaction, or written waiver by the Company, at or before the Closing of each of the following conditions (each such condition being solely for the benefit of the Company and capable of being waived by the Company in its sole discretion without notice, liability or obligation to any Person):

(a) Representations, Warranties and Covenants of Parent and Merger Sub. Each of the representations and warranties made by Parent or Merger Sub contained in Article 4 of this Agreement that is qualified by reference to materiality or Material Adverse Effect will be true and correct, and each of the other representations and warranties contained in Article 4 of this Agreement will by true and correct, in all material respects, as of the date of this Agreement and at and as of the Closing Date as if made on that date (except that representations and warranties that expressly speak as of a specified date need only be true and correct (or true and correct, in all material respects, as applicable), as of such specified date). Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of Parent and Merger Sub contained in this Agreement required to be performed and complied with by Parent or Merger Sub at or before the Closing.

(b) Receipt of Closing Deliveries. The Company will have received each of the other agreements, instruments and other documents required to be delivered to it at or before the Closing as set forth in Section 2.1, and all such agreements, instruments and other documents will be effective and will not have been revoked by the Persons executing the same.

(c) Parent Closing Deposits. The deposits required by Section 1.4(g) shall have been made by the Parent.

Section 6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Transactions will be subject to the satisfaction, or written waiver by Parent, at or before the Closing of each of the following conditions (each such condition being solely for the benefit of Parent and Merger Sub and capable of being waived by Parent in its sole discretion without notice, liability or obligation to any Person):

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(a) Representations, Warranties and Covenants of the Company. At and as of the date of this Agreement and at and as of the Closing Date as if made on that date, (1) each of the Fundamental Representations will be true and correct, (2) each of the other representations and warranties contained in Article 3 of this Agreement that are qualified by reference to materiality or Material Adverse Effect will be true and correct, and (3) each of the other representations and warranties made by the Company in this Agreement will be true and correct, in all material respects, (except that representations and warranties that expressly speak as of a specified date need only be true and correct (or true and correct, in all material respects, as applicable), as of such specified date). The Company and the Representative will have performed and complied, in all material respects, with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Company and/or the Representative at or before the Closing.

(b) Receipt of Closing Deliveries. Parent will have received each of the other agreements, instruments and other documents required to be delivered to it at or before the Closing as set forth in Section 2.2, and all such agreements, instruments and other documents will be effective and will not have been revoked by the Persons executing the same.

(c) No Material Adverse Change. No event or condition of any nature that has had or is reasonably likely to have a Material Adverse Effect on the Company shall have occurred since the date of this Agreement.

(d) Stockholder Approval. Immediately after the execution of this Agreement, the Company shall have obtained and delivered to Parent the Majority Stockholders’ Consent from all of the Majority Stockholders.

(e) Appraisal Stockholders. All Participating Stockholders shall have adopted this Agreement and delivered either the Majority Stockholders Consent or the Minority Stockholders Consent or have otherwise irrevocably waived their appraisal rights under the DGCL.

(f) Company Warrants. Each Company Warrant shall have been exercised and converted into shares of Company Common Stock or extinguished, cancelled or terminated.

(g) Company Notes. Each Company Note shall have been fully converted, repaid and satisfied in full, or otherwise extinguished, cancelled or terminated.

(h) Company Stock Plan, Option Grant Agreements and Company Options. The Company Stock Plan and each Option Grant Agreement shall have been terminated and each Company Option shall have been cancelled.

(i) Termination of Securities of Non-Accredited Holders. The Company shall have repurchased, extinguished, cancelled or terminated all outstanding Company Capital Stock, Company Notes and Company Warrants held by Non-Accredited Holders.

(j) Company Closing Payments. The payments required by Section 1.4(h) shall have been made by the Company.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(k) Interim Financials. The Company shall have delivered to Parent the true, correct and complete unaudited balance sheets and statements of profit and loss as of and for the four-month period ended April 30, 2018 and, if the Closing has not occurred before such date, as of and for the five-month period ended May 31, 2018.

Section 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach of any provision of this Agreement or failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.6.

Article 7

TERMINATION

Section 7.1 Termination. At any time before the Closing, whether before or after adoption of this Agreement by the Company Stockholders, this Agreement may be terminated and the Merger contemplated herein may be abandoned as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company, if the Closing shall not have occurred on or before September 30, 2018 (the “Termination Date”), except that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party that is in breach of this Agreement and such breach of this Agreement has primarily resulted in the failure of the Closing to occur on or before the Termination Date;

(c) by either Parent or the Company, if (1) there is a final, non-appealable Order in effect restraining, enjoining or prohibiting the consummation of the Merger or any of the other Transactions or (2) there is any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Merger or the other Transactions by any Governmental Authority that would make consummation of the Merger or any of the other Transactions illegal;

(d) by Parent, if (1) the Company has breached any representation, warranty or covenant contained in this Agreement, (2) such breach has not been cured within 30 days after Parent’s notice to the Company of such breach (except that no such cure period will be available or applicable to any such breach which by its nature cannot be cured), and (3) if not cured at or before the Closing, such breach would result in the failure of any of the conditions set forth in Section 6.1, or Section 6.3 to be satisfied (except that the termination right under this Section 7.1(d) will not be available to Parent if Parent is at that time in breach of this Agreement);

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e) by the Company, if (1) Parent or Merger Sub has breached any representation, warranty or covenant contained in this Agreement, (2) such breach has not been cured within 30 days after the Company’s notice to Parent of such breach (except that no such cure period will be available or applicable to any such breach which by its nature cannot be cured) and (3) if not cured at or before the Closing, such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 to be satisfied (except that the right to terminate this Agreement under this Section 7.1(e) will not be available to the Company if the Company is at that time in breach of this Agreement); or

(f) by Parent to the extent that the fully executed Majority Stockholders’ Consent has not been obtained by the Company and delivered to Parent prior to 11:59 p.m. Eastern time on the first Business Day following the date of this Agreement.

Any Party desiring to terminate this Agreement pursuant to this Section 7.1 will give notice of such termination to each of the other Parties.

Section 7.2 Effect of Termination. If this Agreement is terminated in accordance with Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders or Affiliates, except that each Party shall remain liable for any breaches of this Agreement that occurred before its termination and that Section 5.4 (Confidentiality), Section 5.5 (Public Announcements), Section 5.9 (Expenses), Section 7.2 (Effect of Termination) and Article 9 (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

Article 8

SURVIVAL, HOLDBACK SHARES AND INDEMNIFICATION

Section 8.1 Survival.

(a) Except as the survival period may be extended by Section 8.1(b), (1) the representations and warranties made by the Company in Article 3 of this Agreement, other than the Fundamental Representations and the representations and warranties made in Section 3.10, will survive in full force and effect for eighteen (18) months after the Closing Date, (2) (A) the Fundamental Representations and (B) any representation or warranty made by the Company in Article 3 of this Agreement that an Indemnified Person asserts was breached as a result of Fraud, in each case, will survive until the sixth anniversary of the Closing Date, and (3) the representations and warranties set forth in Section 3.10 will survive until 60 days following the expiration of the applicable statutes of limitations.

(b) If Parent delivers, before the expiration of the applicable survival period described in Section 8.1(a), a Claims Notice to the Representative asserting a Liability Claim for a breach of a representation or warranty made by the Company in Article 3 of this Agreement, then the representation or warranty will survive the expiration of the applicable survival period described in Section 8.1(a) and remain in full force and effect with respect to such Liability Claim until the final resolution thereof.

(c) The representations and warranties of Parent and Merger Sub contained in or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement will survive in full force and effect until the eighteen (18) month anniversary of the Closing Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) Except as otherwise expressly provided in this Agreement, (1) each covenant contained in this Agreement to be performed prior to or at the Closing will survive the Closing in full force and effect for eighteen (18) months after the Closing Date and (2) each covenant contained in this Agreement to be performed after the Closing will survive the Closing in full force and effect indefinitely or for such shorter time period indicated therein as the time period for its performance.

Section 8.2 Holdback Shares. From and after the Effective Time, for the period of eighteen (18) months after the Closing Date, the Holdback Shares will be available to compensate Parent and the Surviving Corporation (on behalf of themselves or any other Indemnified Person) for Damages in accordance with this Article 8.

Section 8.3 Indemnification.

(a) From and after the Effective Time, subject to this Article 8, each of the Participating Stockholders (the “Indemnitors”) will, severally, but not jointly, indemnify and hold harmless Parent and its Subsidiaries, including the Surviving Corporation, and their respective officers, directors, agents, attorneys and employees, and each Person who Controls or may Control Parent or the Surviving Corporation (each of the foregoing, an “Indemnified Person”) from and against any and all Damages, arising out of, related to or resulting from the following:

(1) any failure of any representation or warranty made by the Company in Article 3 of this Agreement, in the Letter of Transmittal or in the Parent Subscription Documents to be true and correct, with the determination of the amount of Damages arising out of, related to or resulting from the failure of any such representation or warranty that is qualified by “material”, “in all material respects” or “Material Adverse Effect” or any similar term or limitation, each being made as if “material,” “in all material respects,” “Material Adverse Effect” or similar terms were not included therein, in the Letter of Transmittal or in the Parent Subscription Documents;

(2) any breach of or default before the Effective Time in connection with any of the covenants or agreements made by the Company or the Representative in this Agreement;

(3) any claims or threatened claims by or purportedly on behalf of any holder or former holder of shares of Company Capital Stock or rights to acquire Company Capital Stock (x) in their capacities as such relating to or arising out of events or occurrences before the Effective Time or (y) that relate or purport to relate to the Merger or any of the other Transactions, including appraisal rights or dissenters’ rights Actions, claims in connection with the Information Statement or any amendment or supplement thereto, claims alleging violations of fiduciary duty and any amount payable in respect of claims of appraisal rights or dissenters’ rights Actions with respect to shares of Company Capital Stock, except that Damages arising under this Section 8.3(a)(3) in connection with appraisal rights or dissenters’ rights Actions shall not include payments to former Company Stockholders that do not exceed the value of the Merger Consideration payable to them for their former shares of Company Capital Stock that were the subject of such appraisal or dissenters’ rights Actions;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(4) any inaccuracy or omission in the Spreadsheet, including any amounts set forth therein that are paid to a Person in excess of the amounts such Person is entitled to receive pursuant to this Agreement or any amounts a Person was entitled to receive pursuant to this Agreement that were omitted from the Spreadsheet;

(5) any Taxes with respect to the Company attributable to any Pre-Closing Tax Period, except to the extent (A) the Taxes are accrued on the Company’s Financial Statements, (B) any Tax liability arises as a result of any election made or other action taken by or on behalf of the Company on or after the Effective Time and (C) the Taxes are payable by Parent under Section 1.7(b) (the “Pre-Closing Tax Liabilities”);

(6) any Company Transaction Expenses not paid on or as of the Closing Date;

(7) any Company Indebtedness not paid on or as of the Closing Date;

(8) any Representative Expenses or any claim by any Indemnitor relating to any alleged action or failure to act on its behalf by, or the authority to act of, the Representative or asserting any right to receive Per Share Consideration on an accelerated basis rather than in accordance with this Agreement;

(9) Fraud; or

(10) any failure by the Company or any of its Workers to comply with its obligations under the agreements between the Company and ClinImmune Labs that results in ClinImmune Labs failing to hold any Permit required by Law or Governmental Authority in connection with the operation and activities of the Company, including, without limitation those pursuant to the Regulatory Authorizations, to the extent any Damages from such failure are attributable to the period prior to the Closing.

(b) In the case of any Taxable period that includes but does not end on the Closing Date (a “Straddle Period”), the amount of Pre-Closing Tax Liabilities based on or measured by income or receipts or relating to any sales or use Tax will be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of any Pre-Closing Tax Liabilities not based on or measured by income or receipts or relating to any sales or use Tax for a Straddle Period will be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending at the end of the day that is the Closing Date and the denominator of which is the number of days in such Straddle Period.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 8.4 Limitations on Indemnification.

(a) The Indemnified Persons may not recover Damages from the Holdback Shares or the Indemnitors in respect of any claim for indemnification under Section 8.3(a)(1) unless and until Damages have been incurred, paid or properly accrued in an aggregate amount greater than $100,000 (the “Indemnification Threshold”), except that the Indemnified Persons will be entitled to recover all, and the Indemnification Threshold will not apply with respect to any breach of or inaccuracy in any representation or warranty made in Section 3.1, Section 3.2, Section 3.3 or Section 3.22 (the “Fundamental Representations”). Once the Indemnification Threshold has been exceeded, the Indemnified Persons will be entitled to recover for all Damages up to, including and in excess of the Indemnification Threshold, subject to this Article 8; provided, however, that:

(1) the aggregate amount of Damages that Indemnified Persons may claim under Section 8.3(a)(1) (other than for Fundamental Representations) will under no circumstances exceed the “Liability Cap” (as defined below);

(2) the aggregate amount of Damages to Indemnified Persons under this Article 8 shall not exceed the “Absolute Cap” (as defined below), with the sole exception of Parent’s pursuit of Damages for Fraud that exceed the Absolute Cap, pursuant to Section 8.4(g) below;

(3) each Participating Stockholder’s maximum several liability for indemnifiable Damages under this Article 8 shall not exceed such Participating Stockholder’s Participating Stockholder Percentage of the Absolute Cap, with the sole exception of Parent’s pursuit of Damages for Fraud that exceed the Absolute Cap, pursuant to Section 8.4(g) below.

For purposes of this Article 8: (i) “Liability Cap” shall mean an amount equal to twenty percent (20%) of the aggregate final Merger Consideration; and (ii) “Absolute Cap” shall mean an amount equal to the aggregate final Merger Consideration.

(b) Recovery by Indemnified Persons of their Damages in aggregate will be subject to the following limitations: with respect to Damages claimed under Section 8.3, an Indemnified Person may recover its Damages (A) first, by distribution of the Holdback Shares up to the value of such Damages claimed (determined based upon the fair market value of the Preferred Parent Stock at the time of such distribution (as determined by the Board of Directors of the Surviving Corporation, in good faith)), and (B) then, to the extent such Damages exceed the value of the securities that remain Holdback Shares, directly from each Indemnitor according to his, her or its Participating Stockholder Percentage of such Damages, (i) first, by offset of such remaining Damages against any securities due or issuable or to become due or issuable to such Participating Stockholder under this Agreement as Contingent Consideration (the “Parent Setoff Right”) and (ii) finally, by offset of any additional remaining Damages against, and surrender by the holder of, any shares of Preferred Parent Stock or, in the case of ULEHI, Phantom B Shares held by such Participating Stockholder (in each case determined based upon the fair market value of the Preferred Parent Stock at the time of such surrender (as determined by the Board of Directors of the Surviving Corporation, in good faith)).

(c) If a Liability Claim may be properly characterized in multiple ways in accordance with Section 8.3(a) such that the Liability Claim may or may not be subject to different limitations under Section 8.4(b) depending on such characterization, then an Indemnified Person shall have the right to characterize the Liability Claim in a manner that maximizes the recovery permitted under this Article 8.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) Except as otherwise required by Law, the Parties shall treat any indemnification disbursements or payments made hereunder as an adjustment to the Merger Consideration as specified in Section 1.4 for accounting and Tax purposes.

(e) No Indemnitor will have any right of contribution, right of indemnity or other right or remedy against Parent or the Surviving Corporation in connection with any indemnification obligation or any other liability to which such Indemnitor may become subject under or in connection with this Agreement.

(f) The right of Parent or any other Indemnified Persons to pursue Action for any other remedies or relief under any Related Agreement against the counterparties thereto shall not be limited hereby.

(g) It is the Parties’ express intent that any Action for Fraud shall be governed by this Article 8, and shall be subject to the aggregate and several Absolute Cap limitations set forth in Section 8.4(a)(2) and Section 8.4(a)(3) above; provided, however, that if an Indemnified Person has suffered Damages caused by Fraud committed by an Indemnitor (a “Fraud Indemnitor”), that Indemnified Person may recover those Damages from that Fraud Indemnitor in an amount that exceeds the Absolute Cap, and that exceeds such Fraud Indemnitor’s maximum several portion of the Absolute Cap.

(h) No Indemnified Person will be entitled to indemnification pursuant to this Article 8 for any extraordinary, punitive or speculative Damages, except to the extent awarded in the resolution or settlement of any third-party Liability Claim.

(i) No Indemnified Person will be entitled to indemnification pursuant to this Article 8 more than once for the same Damage.

(j) Each Indemnified Person seeking recovery under this Article 8 shall use commercially reasonable efforts to recover all or a portion of its Damages as may be available under insurance coverage owned by the Company as of the Effective Time or any third party indemnity, contribution or other similar agreements available to such Indemnified Person for such Damages, including the D&O Policy; provided, however, that such Indemnified Person shall not be precluded from seeking indemnification under this Agreement prior to undertaking such insurance or third party recoveries. The amount of any Damages for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnified Persons for such Damages under such insurance policies with respect to those Damages in excess of the sum of (A) reasonable out-of-pocket costs and expenses and any increase in premium or deductible relating to collection under such policies and (B) any deductible associated therewith to the extent paid. If an Indemnified Person actually receives insurance proceeds or third party contribution payments after an indemnification payment has already been made for such Damages pursuant to a Liability Claim, then such Liability Claim payment shall be refunded to the extent such insurance recovery or third party contribution payment is for the same Damages as such indemnification payment.

Section 8.5 Holdback Claim Period. The period during which claims for indemnification for Damages from the Holdback Shares may be initiated will commence at the Closing Date and terminate at 11:59 p.m. New York time on the eighteen (18) month anniversary of the Closing Date (the “Claim Period Expiration Date”). Notwithstanding anything contained in this Agreement to the contrary, (a) on the Claim Period Expiration Date such portion of the Holdback Shares valued at an amount as may be necessary in the judgment of Parent to satisfy any unresolved or unsatisfied Liability Claims specified in any Claims Notice delivered to Parent before the Claim Period Expiration Date will be retained by Parent until such Liability Claims have been resolved or satisfied and (b) a mediator may continue the retention by Parent of such Holdback Shares pursuant to Section 9.12.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 8.6 Claims for Indemnification. At any time that an Indemnified Person desires to claim Damages (a “Liability Claim”) that it believes is or may be indemnifiable under Section 8.3, Parent will deliver a notice of such Liability Claim (a “Claims Notice”) to the Representative. A Claims Notice will (a) be signed by an authorized signatory of Parent, (b) describe the Liability Claim in reasonable detail and (c) indicate the amount (estimated, if necessary and to the extent feasible) of the damage that has been or may be paid, suffered, sustained or accrued by the Indemnified Persons. To the extent that the amount of Damages is not determinable as of the date of delivery of a Claims Notice, Parent may deliver a Claims Notice stating the maximum amount of Damages that Parent in estimates or anticipates that an Indemnified Person may pay or suffer, except that Parent’s provision of an estimated or anticipated amount of Damages will not limit the Damages recoverable or recovered by an Indemnified Person. No delay in or failure to give a Claims Notice by Parent to the Representative pursuant to this Section 8.6 will adversely affect any of the other rights or remedies that Parent has under this Agreement or alter or relieve the Indemnitors of their obligations to indemnify the Indemnified Persons pursuant to this Article 8, except and to the extent that such delay or failure has materially prejudiced the Indemnitors.

Section 8.7 Objections to and Payment of Claims.

(a) The Representative may object to any Liability Claim set forth in such Claims Notice by delivering written notice to Parent of the Representative’s objection (an “Objection Notice”). Such Objection Notice must describe the grounds for such objection in reasonable detail.

(b) If an Objection Notice is not delivered by the Representative to Parent within 30 days after delivery by Parent of the Claims Notice, such failure to so object will be an irrevocable acknowledgment by each Party (including the Representative) that the Indemnified Persons are entitled to indemnification under Section 8.3 for the Damages set forth in such Claims Notice in accordance with this Article 8.

(c) If the Claims Notice was delivered to the Representative and no Objection Notice was delivered to Parent within 30 days of the delivery of the Claims Notice, or an Objection Notice was delivered to Parent within 30 days of the delivery of the Claims Notice, but such Objection Notice states that it was, or admits liability, only with respect to a portion of the Damages claimed in the Claims Notice, Parent shall transfer to itself or retain such number of Holdback Shares having a value (determined based upon the fair market value of such shares at the time of such delivery (as determined by the Board of Directors of the Surviving Corporation, in good faith)) equal to (1) the amount of the Damages set forth in such Claims Notice, if no Objection Notice was delivered to Parent, or (2) the amount of the portion of the Damages set forth in such Claims Notice to which no objection was made, if an Objection Notice was delivered to Parent, except that, to the extent that the amount of the Damages set forth in the Claims Notice (or portion thereof) is an estimate, Parent (on behalf of itself or any other Indemnified Person) will not be so entitled to receive or retain Holdback Shares in respect of such portions of such estimated Damages unless and until the amount of such estimated Damages is finally determined; and except that, with respect to Liability Claims recoverable from the Holdback Shares, if the entire amount then in the Holdback Shares is insufficient to cover such Damages, and recovery directly from the Indemnitors is available hereunder, each Indemnitor shall within ten days of the determination of such Damages deliver the stock certificate representing the requisite shares of Parent Stock and a stock power to Parent equal to its Participating Stockholder Percentage of any such shortfall.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) Notwithstanding anything to the contrary in this Agreement, the Indemnitors do not have any individual right to object to any claim made in a Claims Notice under this Article 8, and any and all claims made in a Claims Notice on behalf of the Indemnified Persons may be objected to only by the Representative.

(e) Promptly following the Claim Period Expiration Date and periodically thereafter, Parent shall distribute to the Indemnitors according to their Aggregate Participating Stockholder Percentages such number of Holdback Shares equal to the value of the Holdback Shares less (1) the aggregate value of the Holdback Shares previously disbursed to the Indemnified Persons prior to the Claim Period Expiration Date less (2) the aggregate value of the Holdback Shares necessary in the judgment of Parent to satisfy any then-unresolved or unsatisfied claims for Damages specified in any Claims Notice delivered to the Representative prior to the Claim Period Expiration Date pursuant to Section 8.6.

Section 8.8 Resolution of Objections to Claims.

(a) If the Representative objects in writing to any Liability Claim made in any Claims Notice within 30 days after delivery of such Claims Notice, the Representative and Parent will attempt to agree upon the rights of Parent and the Indemnitors with respect to each such claim. If the Representative and Parent should so agree, they will promptly execute and deliver a memorandum setting forth such agreement. Parent will be entitled to rely on any such memorandum and to transfer or retain any such Holdback Shares as indicated therein. To the extent a Liability Claim is recoverable directly from any Indemnitors under Section 8.4, each such Indemnitor will promptly, and in no event later than ten days after the Representative and Parent’s entering into such memorandum, deliver the stock certificate representing the requisite shares of Parent Stock and a stock power to Parent equal to its Participating Stockholder Percentage of the amount of Parent Stock agreed to be delivered to Parent in the memorandum.

(b) If no such agreement can be reached before the 30th day after delivery of an Objection Notice, either Parent or the Representative (on behalf of the Indemnitors) may bring an Action against the other to resolve the dispute in accordance with Section 9.12. To the extent a Liability Claim is recoverable directly from any Indemnitors under Section 8.4, each such Indemnitor will promptly, and in no event later than ten days after such Indemnitor is notified of the final resolution of any dispute in accordance with this Section 8.8(b), deliver the stock certificate representing the requisite shares of Parent Stock and a stock power to Parent equal to its Participating Stockholder Percentage of the amount of Damages determined in accordance with this Section 8.8(b). If the amount of the Damages so determined is an estimate, then the Indemnitors will be required to make such payment within ten days of the date that the amount of the Damages is finally determined.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 8.9 Third-Party Claims. If Parent receives written notice of a third-party claim that Parent believes may result in a Liability Claim by or on behalf of an Indemnified Person, Parent will notify the Representative of such third-party claim and provide the Representative the opportunity to participate at his own cost in, but not direct or conduct, any defense of such claim, except that the Representative shall not be provided such opportunity to the extent that Parent determines that such participation could result in the loss of any attorney-client privilege or right under the work-product doctrine of Parent or any Indemnified Person in respect of such claim. The Representative’s participation will be subject to Parent’s right to control such defense and Section 8.10(f). Parent will have the right in its sole discretion to settle any such claim, but if the settlement is without the consent of the Representative, the settlement will not be determinative of the amount of Damages relating to such matter. If the Representative consents to any such settlement, which consent shall be deemed to have been given unless the Representative shall have objected within 20 days after a written request for such consent by Parent, neither the Representative nor any Indemnitor will have any power or authority to object to the amount or validity of any claim by or on behalf of any Indemnified Person for indemnity with respect to such settlement. Notwithstanding any other provision of this Agreement, any costs and expenses of investigation or defense, including court costs and reasonable attorneys or other advisory fees, incurred or suffered by the Indemnified Persons in connection with any third-party claim alleging matters that would constitute a breach or inaccuracy of a representation or warranty or any other matter specified in Section 8.3 will only constitute indemnifiable Damages subject to indemnification under Section 8.3 if it is ultimately determined that there was such a breach or inaccuracy.

Section 8.10 Stockholders’ Representative.

(a) At the Effective Time, the Representative shall be constituted and appointed as the Representative (on behalf of each of the Participating Stockholders). Each Participating Stockholder, by virtue of its adoption of this Agreement or acceptance of the Merger Consideration payable to the Participating Stockholder, shall be deemed to have appointed and constituted the Representative as its agent and true and lawful attorney-in-fact with the powers and authority as set forth in this Agreement. The Representative shall be the exclusive agent for and on behalf of the Participating Stockholders to (1) give and receive notices and communications to or from Parent (on behalf of itself or any other Indemnified Person) relating to this Agreement or any of the other Transactions; (2) authorize deliveries to Parent of the Holdback Shares and legally bind each Participating Stockholder to deliver Holdback Shares directly to Parent in satisfaction of claims for indemnifiable Damages by Parent (on behalf of itself or any other Indemnified Person, including by not objecting to such claims); (3) object to such claims in accordance with Section 8.7; (4) consent or agree to, negotiate, mediate, enter into settlements and compromises of, and institute litigation and comply with Orders with respect to, such claims; (5) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance, and (6) subject to Section 9.7, execute for and on behalf of each Participating Stockholder any amendment to this Agreement or any exhibit, annex or schedule hereto (including for the purpose of amending addresses or sharing percentages). This appointment of agency and this power of attorney is coupled with an interest and will be irrevocable and will not be terminated by any Indemnitor or by operation of Law, whether by the death or incapacity of any Indemnitor or the occurrence of any other event, and any action taken by the Representative will be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not any Participating Stockholder or the Representative will have received any notice thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) The Representative shall be the sole and exclusive means of asserting or addressing any of the above, and no Participating Stockholder shall have any right to act on its own behalf with respect to any such matters, other than any claim or dispute against the Representative. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Representative that is within the scope of the Representative’s authority under Section 8.10(a) (a “Representative’s Decision”) shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all Participating Stockholders and shall be final, binding and conclusive upon each of them. Parent and each Indemnified Person shall be entitled to rely upon any Representative’s Decision as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every Participating Stockholder. Parent and each Indemnified Person are unconditionally and irrevocably relieved from any liability to any Person for any acts done by them in accordance with any Representative’s Decision. A notice by Parent to the Representative shall constitute a notice to each Participating Stockholder.

(c) The agency of the Representative may be changed, and the Person serving as the Representative may be replaced from time to time, by the vote or consent of such number of Participating Stockholders representing a majority of the Aggregate Participating Stockholder Percentage of all Participating Stockholders upon not less than ten days’ prior written notice to Parent. A vacancy in the position of the Representative may be filled by the vote or consent of Participating Stockholders representing a majority of the Aggregate Participating Stockholder Percentage of all Participating Stockholders. If the Representative refuses or is no longer capable of serving as the Representative hereunder, then the Participating Stockholders, other than the Representative, representing a majority of the Aggregate Participating Stockholder Percentage of all Participating Stockholders, other than the Representative, will promptly appoint a successor Representative who will thereafter be a successor Representative hereunder, and the Representative will serve until such successor is duly appointed and qualified to act hereunder. In the event of a vacancy in the position of the Representative, or refusal or incapability of the Representative to serve, which continues for more than 90 days, Parent may appoint a successor Representative who will thereafter be a successor Representative hereunder until a successor is duly appointed and qualified to act hereunder. If there is not a Representative at any time, any obligation to provide notice to the Representative will be deemed satisfied if such notice is delivered to each Participating Stockholder at their address last known to Parent, which will be the address set forth in the Spreadsheet unless Representative provides notice to Parent of a different address in the manner described in Section 9.3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) All expenses, if any, incurred by the Representative in connection with the performance of his duties as the Representative (the “Representative Expenses”) will be borne and paid by the Participating Stockholders according to their respective Participating Stockholder Percentages. No bond will be required of the Representative, and the Representative will not receive any compensation for its services. The Representative shall also be entitled to advances against Representative Expenses from the Expense Fund, in the judgment and discretion of the Representative. Representative Expenses will be paid first using amounts on deposit in the Expense Fund, second out of any amounts that would otherwise be distributed to the Participating Stockholders out of the Holdback Shares, and third directly by the Participating Stockholders promptly against presentation of an invoice by the Representative. The Representative is hereby authorized to withdraw all or any portion of the Expense Fund and to withhold, or cause to be withheld and paid to the Representative, amounts that would otherwise be distributed to the Participating Stockholders, in each case to pay for any Representative Expenses.

(e) The Representative shall not be liable to any Participating Stockholder for any act done or omitted hereunder as the Representative while acting in good faith and any act done or omitted in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith. The Participating Stockholders shall jointly and severally indemnify the Representative and hold the Representative harmless against any Damages incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative’s duties hereunder.

(f) The Representative shall have reasonable access to information about the Surviving Corporation and the reasonable assistance, to the extent they remain employed by the Company, of the officers and employees of the Company who were employed by the Company prior to the Effective Time for purposes of performing the Representative’s duties and exercising the Representative’s rights hereunder, except that no Indemnified Person shall be required to provide any information that is subject to a legal privilege or a protective Order or the disclosure of which would violate any Laws. The Representative shall treat confidentially and not use or disclose the terms of this Agreement, any Related Agreement or any nonpublic information from or about Parent, Surviving Corporation or any Indemnified Person to anyone, except that the Representative may disclose the terms or information to the Participating Stockholders or the Representative’s employees, attorneys, accountants, financial advisors, agents or authorized representatives on a need-to-know basis, as long as the Person agrees to treat such information confidentially. If requested by Parent, the Representative shall enter into a separate confidentiality agreement before being provided access to such information.

(g) The initial Representative hereby accepts the appointment contained in this Agreement, as confirmed and extended by this Agreement, and agrees to act as the Representative and to discharge the duties and responsibilities of the Representative pursuant to the terms of this Agreement.

(h) Within thirty (30) Business Days following the date that is the later of (i) the final determination that any Contingent Consideration is payable under Section 1.9 or (ii) the Claim Period Expiration Date, any remaining balance of the Expense Fund, less a reasonable reserve as reasonably determined by the Representative for estimated Representative Expenses arising out of this Agreement, shall be released by the Representative and paid to each Participating Stockholder pro rata in accordance with each Participating Stockholder’s Participating Stockholder Percentage of such remaining Expense Fund in accordance with the instructions set forth in the Spreadsheet.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 8.11 Sole Remedy.

(a) Subject to Section 8.11(b), Parent acknowledges and agrees that the sole and exclusive remedy of the Indemnified Persons against the Indemnitors with respect to any breach of representation, warranty, covenant, agreement or obligation under this Agreement, or otherwise arising from or related to this Agreement or the transactions contemplated hereby, will be pursuant to the indemnification provisions set forth in this Article 8. Subject to Section 8.11(b), in furtherance of the foregoing, Parent on behalf of itself and the other Indemnified Persons hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action that Parent or any other Indemnified Person may have against the Indemnitors, whether arising in tort, contract, statute, other Law or otherwise (i) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or (ii) arising from or relating to this Agreement or the transactions contemplated hereby, except pursuant to the indemnification provisions set forth in this Article 8.

(b) Nothing in this Agreement shall limit any Person’s right to seek and obtain any specific performance or other non-monetary equitable relief to which any Person shall be entitled pursuant to Section 9.12(1).

Article 9

GENERAL PROVISIONS

Section 9.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Absolute Cap” has the meaning set forth in Section 8.4(a).

“Acquisition Transaction” has the meaning set forth in Section 5.7.

“Action” means any criminal, judicial, administrative or arbitral action, audit, charge, claim, complaint, demand, grievance, hearing, inquiry, investigation, litigation, mediation, proceeding, citation, summons, subpoena or suit, whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Additional Tax Liability” has the meaning set forth in Section 1.9(d).

“Affiliate,” when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Jurisdiction” means the United States and the individual states thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that could form the basis for any specific consequence.

“Bridge Note” means the Promissory Note, dated as of April 26, 2018, in the principal amount of $300,000 issued by Parent in favor of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Company Certificates” has the meaning set forth in Section 1.4(c).

“Certificate of Merger” has the meaning set forth in Section 1.1.

“Charter” has the meaning set forth in Section 3.1.

“Charter Documents” has the meaning set forth in Section 3.1.

“Claim Period Expiration Date” has the meaning set forth in Section 8.5.

“Claims Notice” has the meaning set forth in Section 8.6.

“ClinImmune Agreements” means the Procurements Services Agreement, the Storage Services Agreement, the Second Amendment, the Stem CC Termination Agreement, the Trademark Agreement and the Option Agreement.

“ClinImmune Labs” means University of Colorado School of Medicine’s ClinImmune Labs.

“Closing” has the meaning set forth in Section 1.2.

“Closing Balance Sheet” has the meaning set forth in Section 2.2(ee).

“Closing Consideration” means the Merger Consideration minus the aggregate number of Holdback Shares and assuming for purposes of such calculation, that the Contingent Consideration is zero.

“Closing Date” has the meaning set forth in Section 1.2.

“Closing Per Share Consideration” means the Per Share Consideration, assuming for purposes of such calculation, that Merger Consideration is replaced by Closing Consideration.

“Closing Statement” has the meaning set forth in Section 1.9(c).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Authorizations” has the meaning set forth in Section 3.14.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Company Board” means the Company’s Board of Directors.

“Company Capital Stock” has the meaning set forth in Section 1.4(a).

“Company Common Stock” means the common stock of the Company, par value $0.005 per share.

“Company Indebtedness” means the aggregate of the following: (a) any liability or obligation of the Company (1) for borrowed money (including the current portion thereof), (2) under any reimbursement obligation relating to a letter of credit or bankers’ acceptance, (3) evidenced by a bond, note, debenture or similar instrument (including the Company Notes and the Bridge Note), (4) with respect to leases required to be accounted for as capital leases under GAAP, (5) incurred, issued or assumed as the deferred purchase price of property, and (6) any change of control payments or other payments required to be made in connection with, or as a result of, the consummation of the Transactions, excluding any payments included in part (b) of the definition of Company Transaction Expenses, (b) any liability of other Persons described in clause (a) that the Company has guaranteed, that is recourse to the Company or any of its assets or that is otherwise the legal liability of the Company, (c) accounts payable of the Company that were due and payable more than 60 days before the date of determination other than for ordinary course operating expenses for utilities, phone and rent expenses not to exceed $5,000 in the aggregate, (d) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) associated with the prepayment of any amounts of the nature described in clauses (a)(1), (2) or (3), (e) any amount due and payable to ClinImmune Labs under any contract or arrangements with the Company, including, without limitation, all accrued expenses for account #2101, (f) any Undisclosed Liability, (g) all accrued bonus and vacation or paid time off amounts for all Workers through the Closing Date, (h) any liability, obligation, payment or claim arising out of the cancellation, extinguishment or termination of any Company Option, Company Note or Company Warrant and (i) any and all amounts of the nature described in clauses (a)(1), (2) or (3) owed by the Company to any of its Affiliates, including any of its Securityholders.

“Company Intellectual Property” means any Intellectual Property owned by or licensed to the Company, or otherwise used or held for use in connection with the operation of the business of the Company, including Company-Owned Intellectual Property.

“Company Material Contract” has the meaning set forth in Section 3.20.

“Company Note” means a convertible promissory note issued on, before or after the date of this Agreement, but prior to the Closing Date, by the Company in favor of any Person that is exercisable and convertible into shares of Company Common Stock, but excluding the Bridge Note.

“Company Option” has the meaning set forth in Section 1.4(d).

“Company Stock Plan” means the CariCord Inc. 2015 Employee Stock Option Plan.

“Company Transaction Expenses” has the meaning set forth in Section 5.9.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Company Warrant” means each warrant issued by the Company on, before or after the date of this Agreement, but prior to the Closing Date, that is exercisable for shares of Company Common Stock.

“Company-Owned Intellectual Property” means any Intellectual Property that is owned by or exclusively licensed to the Company.

“Company Stockholders” means the holders of record of issued and outstanding Company Common Stock.

“Confidentiality Agreement” has the meaning set forth in Section 5.4.

“Consulting Agreements” has the meaning set forth in Section 2.1(h).

“Contingent Cash Consideration” has the meaning set forth in Section 1.9(d).

“Contingent Consideration” has the meaning set forth in Section 1.9(a).

“Contingent Stock Consideration” has the meaning set forth in Section 1.9(a).

“Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The verb “Control” and the term “Controlled” have the correlative meanings.

“Copyright” means any copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, industrial designs, industrial design registrations and applications therefor, copyright registrations and applications therefor and corresponding rights in works of authorship.

“COTS Software” shall mean generally available commercial off-the-shelf Software used solely in connection with the Company’s internal operations, the Source Code of which has not been modified or customized by or for the Company and is licensed to the Company pursuant to a contract that does not require any future payment(s), including any applicable maintenance and support fees, of more than $1,000 per user per year.

“Current Counsel” has the meaning set forth in Section 9.16(a).

“Current Representation” has the meaning set forth in Section 9.16(a).

“Customer Contract” has the meaning set forth in Section 3.19.

“D&O Policy Period” has the meaning set forth in Section 5.12(a).

“D&O Tail Policy” has the meaning set forth in Section 5.12(a).

“Damages” means any debt, liability, obligation, loss, damage, cost or expense (including, interest and prejudgment interest in, and any costs of defense incurred in connection with, any litigated matter), penalty, fine, Tax, court cost, other cost of collection or enforcement, reasonable attorneys’ fees and expenses (including such fees and expenses incurred in enforcing any right to indemnification hereunder), remediation, judgment, award, settlement or assessment.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Data Room” has the meaning set forth in Section 2.2(cc).

“Delaware Secretary” has the meaning set forth in Section 1.1.

“Designated Person” has the meaning set forth in Section 9.16(a).

“Determination Date” has the meaning set forth in Section 1.9(d).

“DGCL” has the meaning set forth in Section 1.1.

“Disclosure Schedule” means the disclosure schedule dated as of the date hereof and delivered by the Company to Parent and Merger Sub.

“Dissenting Shares” has the meaning set forth in Section 1.6(a).

“Dissenting Share Payments” has the meaning set forth in Section 1.6(c).

“Domain Name” means any Internet electronic address, uniform resource locators and alphanumeric designation associated therewith and all registrations for any of the foregoing.

“Effective Time” has the meaning set forth in Section 1.1.

“Employee Benefit Plan” has the meaning set forth in Section 3.11(a).

“Employment Agreement” has the meaning set forth in Section 2.1(g).

“Encumbrance” means any mortgage, pledge, hypothecation, license, right of a third party, adverse claim, security interest, call, option, restriction on transfer, title defect, title retention agreement, lien, charge, or other claim, restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the subject property, and including outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Capital Stock or securities convertible into Company Capital Stock, but excluding (a) any restriction or limitation imposed by this Agreement and (b) non-exclusive licenses of Intellectual Property or Intellectual Property Rights granted by the Company in the ordinary course of business.

“ERISA” has the meaning set forth in Section 3.11(a).

“Expense Fund” has the meaning set forth in Section 1.4(h)(1).

“Financial Statements” has the meaning set forth in Section 3.5(a).

“Firm” has the meaning set forth in Section 9.15.

“Fraud” means the common law standard of fraud in Delaware.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Fraud Indemnitor” has the meaning set forth in Section 8.4(g).

“Fundamental Representations” has the meaning set forth in Section 8.4(a).

“Funds Flow Statement” means a statement setting forth each amount to be paid by the Company at Closing pursuant to this Agreement and the recipients of each such payment, which shall be delivered by the Company to Parent at least five Business Days prior to the Closing Date as part of the Spreadsheet.

“GAAP” has the meaning set forth in Section 3.5(a).

“Governmental Authority” means any governmental, regulatory or administrative authority, agency, body, commission or other entity, whether international, multinational, national, regional, state, provincial or of a political subdivision; any court, judicial body, arbitration board or arbitrator; any tribunal of a self-regulatory organization; or any instrumentality of any of the foregoing.

“Holdback Shares” has the meaning set forth in Section 1.4(g).

“Indemnification Threshold” has the meaning set forth in Section 8.4(a).

“Indemnified Person” has the meaning set forth in Section 8.3(a).

“Indemnitors” has the meaning set forth in Section 8.3(a).

“Independent Accountant” has the meaning set forth in Section 1.9(c).

“Information Statement” means a written statement which (1) provides notice to all Minority Stockholders, pursuant to and in accordance with Section 228(e) of the DGCL, the Charter and Law, (2) provides each such Minority Stockholder with the notice required pursuant to Section 262 of the DGCL informing such holder that appraisal rights (and, if applicable, dissenters’ rights) are available for the holder’s shares of Company Common Stock pursuant to Section 262 of the DGCL along with such other information as required by Section 262 of the DGCL and Law, and (3) describes this Agreement and the Transactions, including the appointment of the Representative and the obligations of the Indemnitors hereunder.

“Intellectual Property” means the rights associated with or arising out of any of the following: (1) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (2) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information (“Trade Secrets”); (3) all Copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, industrial designs, industrial design registrations and applications therefor, Copyright registrations and applications therefor and corresponding rights in works of authorship; (4) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (5) all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing; and (6) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Interim Balance Sheet” has the meaning set forth in Section 3.6(b).

“Interim Balance Sheet Date” has the meaning set forth in Section 3.6(a).

“IRS” means the Internal Revenue Service.

“IT Assets” has the meaning set forth in Section 3.9(e).

“knowledge of the Company” means the actual knowledge of Calvin Cole, John Gabriel and James Todd after making, or obtainable had they made, reasonable inquiry of those employees, agents, consultants, attorneys, accountants and other persons who would reasonably be expected to have knowledge as to the relevant matter.

“Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, an Order or act, statute, ordinance, regulation, rule, collective bargaining agreement, extension order or code promulgated by a Governmental Authority.

“Letter of Transmittal” has the meaning set forth in Section 1.5(b).

“Liabilities” means any and all liabilities, indebtedness, claims, commitments, deficiencies and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on- or off-balance sheet or required to be recorded on a balance sheet prepared in accordance with GAAP, including those arising under any Law, Action or Order and those arising under any contract.

“Liability Claim” has the meaning set forth in Section 8.6.

Documents or other information and materials shall be deemed to have been “Made Available” by the Company if and only if the Company has posted such documents and information and other materials to the Data Room at least 48 hours prior to the execution and delivery of this Agreement by the Parties.

Any reference to an event, change, condition or effect being “material” with respect to any Person means any event, change, condition or effect that is material in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole.

“Majority Stockholder” or “Majority Stockholders” means any or all of the Company Stockholders listed on Exhibit S attached hereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Majority Stockholders’ Consent” has the meaning set forth in the Recitals.

“Material Adverse Effect” with respect to any Person means any event, occurrence, fact, condition, or effect that, either alone or in combination with any other event, occurrence, fact, condition, or effect, is materially adverse to the financial condition, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole, or that materially impairs the ability of such Person to perform its obligations hereunder or to consummate the Transactions, except any adverse change, event, development, fact or effect to the extent arising from or attributable to any of the following will be deemed not to constitute a Material Adverse Effect: (1) changes in national or international economic, political, regulatory or social conditions occurring after the date of this Agreement, to the extent that they do not disproportionately affect such Person compared to other business organizations operating in the principal industries in which such Person and its Subsidiaries operate, including (a) engagement by the government of any Applicable Jurisdiction in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon any Applicable Jurisdiction or other natural disaster, (b) conditions generally affecting the industries in which such Person or any of its Subsidiaries operate, (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, (2) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Parent, (3) changes in GAAP, (4) changes in Laws or Orders, (5) adverse effects on the bookings, sales or revenue of such Person and its Subsidiaries resulting from the announcement, pendency or completion of the Transactions, or (6) any failure by such Person or any of its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded).

“Measurement Period” has the meaning set forth in Section 1.9(b).

“Merger” has the meaning set forth in Section 1.1.

“Merger Consideration” means such number of shares of Parent Stock valued as of the Closing Date at an amount equal to (1) $5,000,000, plus (2) the Contingent Consideration (if any).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 1.4(b).

“Minority Stockholders’ Consent” has the meaning set forth in Section 2.2(r).

“Minority Stockholder” or “Minority Stockholders” means any or all of the Company Stockholders who did not execute a counterpart of the Majority Stockholders’ Consent delivered to Parent and Merger Sub on the date hereof.

“New Litigation Claim” shall have the meaning set forth in Section 5.3(d).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Non-Accredited Holder” means any of the Persons who is the holder of record of shares of Company Capital Stock, Company Notes or Company Warrants that does not meet the requirements of an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, other than ULEHI.

“Objection Notice” has the meaning set forth in Section 8.7(a).

“Option Agreement” has the meaning set forth in Section 2.1(j).

“Option Grant Agreement” means any agreement providing for the grant of a Company Option, and any notices, exhibits and documents related thereto.

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, determination, award, assessment or binding agreement issued, promulgated or entered by or with any Governmental Authority.

“Parent” has the meaning set forth in the Preamble.

“Parent Certificates” mean electronic stock certificates of Parent, issued through its online equity plan management service provider, Shareworks, representing Preferred Parent Stock and Parent Common Stock.

“Parent Common Stock” means a share of Common Stock of Parent at a price-per-share of $5.7870.

“Parent Governance Documents” has the meaning set forth in Section 4.3(a).

“Parent Investor Rights Agreement” means the Amended and Restated Investors’ Rights Agreement, dated as of May 4, 2018, by and among Parent, the founders listed on Schedule A thereto and the investors listed on Schedule B thereto.

“Parent Setoff Right” has the meaning set forth in Section 8.4(b).

“Parent Stock” means Preferred Parent Stock, Parent Common Stock, Phantom B Shares and Phantom C Shares.

“Parent Subscription Documents” means a subscription agreement, a signature page to the Parent Investor Rights Agreement, and a signature page to the Parent Voting Agreement, each substantially in the form of Exhibit T.

“Parent Voting Agreement” means the Amended and Restated Voting Agreement, dated as of May 4, 2018, by and among Parent, the founders listed on Schedule A thereto and the investors listed on Schedule B thereto.

“Participating Stockholder Percentage” means the quotient of (1) the Per Share Consideration payable in respect of the shares of Company Common Stock held by such Participating Stockholder as of immediately prior to the Effective Time divided by (2) the Merger Consideration.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Participating Stockholder” means any Company Stockholder who is the beneficial or record holder of shares of Company Common Stock as of immediately prior to the Effective Time (including ULEHI).

“Participating Shares” means the issued and outstanding shares of Company Common Stock as of immediately prior to the Effective Time.

“Party” means any of Parent, the Company, Merger Sub or the Representative.

“Patents” has the meaning set forth in the definition of Intellectual Property.

“Payoff Letters” has the meaning set forth in Section 1.11.

“Per Share Consideration” means the Merger Consideration divided by the number of Participating Shares.

“Permit” means any approval, authorization, consent, franchise, license, permit, registration, waiver or certificate by any Governmental Authority, or accreditation by a third-party certification body.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization, labor union or other legal person or Governmental Authority.

“Phantom B Shares” means the phantom shares of the Company received by ULEHI in connection with this Agreement with such rights, privileges and restrictions as are set forth in the applicable stock award agreements therefore.

“Phantom C Shares” means the phantom shares of the Company received by ULEHI in connection with this Agreement with such rights, privileges and restrictions as are set forth in the applicable stock award agreements therefore.

“Post-Closing Representation” has the meaning set forth in Section 9.16(a).

“Preferred Parent Stock” means a share of voting Series B Convertible Preferred Stock of Parent at a price-per-share of $5.7870.

“Pre-Closing Tax Liabilities” has the meaning set forth in Section 8.3(a)(5).

“Pre-Closing Tax Period” has the meaning set forth in Section 5.13(a).

“Privileged Communication” has the meaning set forth in Section 9.16(b).

“Procurement Services Agreement” has the meaning set forth in Section 2.2(h).

“Real Property” has the meaning set forth in Section 3.21(a).

“Real Property Lease” has the meaning set forth in Section 3.21(a).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority, including any of the following: (1) issued Patents and Patent applications; (2) Trademark registrations, renewals and applications; (3) Copyright registrations and applications; and (4) Domain Name registrations.

“Regulatory Authorizations” means any authorization, Permit, approval or registration under §§ 351 and 361 of the Public Health Service Act, the Federal Food, Drug, and Cosmetic Act, the regulations promulgated by the U.S. Food and Drug Administration (including without limitation 21 C.F.R. 1271), the Clinical Laboratory Improvement Amendments administered by the Centers for Medicare and Medicaid Services, and any law or regulation applicable to manufacturing, recovering, processing, storing, labeling, packaging, distributing, or testing human cell, tissue and cellular and tissue-based products (“HCT/P”) and the Health Insurance Portability and Accountability Act (“HIPAA”), and any state or local equivalents to any of the foregoing.

“Related Agreements” means the Majority Stockholders’ Consent, the Minority Stockholders’ Consent, the Employment Agreement, the Consulting Agreements, the Restated Charter, the Letter of Transmittal, the Releases, the Restrictive Covenant Agreements, and the Parent Subscription Documents.

“Related Party” has the meaning set forth in Section 3.13.

“Release” has the meaning set forth in Section 2.2(s).

“Representative” means Gregory L. Andrews as of the date hereof and any successor thereafter appointed pursuant to Section 8.10(a).

“Representative’s Decision” has the meaning set forth in Section 8.10(b).

“Representative Expenses” has the meaning set forth in Section 8.10(d).

“Restated Charter” has the meaning set forth in Section 1.3(b).

“Restrictive Covenant Agreement” has the meaning set forth in Section 2.2(t).

“Second Amendment” has the meaning set forth in Section 2.1(j).

“Securityholder” has the meaning set forth in the recitals.

“Software” means computer software, applications, programs and databases in any form, including Internet web sites, web content and links, Source Code, object code, operating systems, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Source Code” means the human-readable form of a computer instruction, including related system documentation, applicable comments and procedural codes such as job control language and test system script.

“Source Materials” means, in relation to items of Software, supporting materials that would enable a reasonably skilled programmer to compile, debug and support and/or make improvements to such Software in a commercially reasonable manner including all of the following to the extent maintained by the Company: (a) any Source Code comprising such Software, reasonably annotated, (b) technical and system documentation including detailed design, functional, operational, and technical documentation, flow charts, diagrams, file layouts, report layouts, screen layouts, business rules, data and database models and structures, working papers and reasonably related notes and memoranda in electronic or written format, procedures, automations and quality control methods, which were made or obtained in relation to the design and development of such Software and compilation instructions related to such Software, (c) a listing by name, version and vendor of relevant third Persons’ compilers, utilities and other Software that are necessary for normal operation of such Software to which the Source Materials related including sufficient information to procure a license from such vendors, (d) a reasonably detailed listing of relevant equipment and information necessary for normal operation of such Software, and (e) all other information reasonably necessary to rebuild, install, and otherwise implement such Software in the context of the applicable system(s) including, without limitation, all relevant tools, programs, files, encryptions keys, make files, installation instructions, systems settings, and database settings.

“Spreadsheet” has the meaning set forth in Section 1.10.

“Stem CC Termination Agreement” has the meaning set forth in Section 2.2(h).

“Storage Services Agreement” has the meaning set forth in Section 2.2(h).

“Straddle Period” has the meaning set forth in Section 8.3(b).

“Subsidiary” of any Person means any other Person (1) of which the first Person owns directly or indirectly 50 percent or more of the equity interest in the other Person or (2) of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50 percent of the equity interests of which) is directly or indirectly owned or Controlled by the first Person, by such Person with one or more of its Subsidiaries or by one or more of such Person’s other Subsidiaries or (3) in which the first Person has the contractual or other power to designate a majority of the board of directors or other governing body.

“Surviving Corporation” has the meaning set forth in Section 1.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Tax” means (1) any net income, corporate, capital gains, capital acquisitions, inheritance, deposit interest retention, gift, relevant contracts, alternative minimum, add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, estimated, payroll, employment, excise, severance, unemployment, social security, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, or similar governmental assessment or charge, and any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority, (2) any liability for the payment of any amounts of the type described in clause (1) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (3) any liability for the payment of any amounts of the type described in clause (1) or (2) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to indemnify any other Person.

“Tax Return” means any return, statement, report or form (including information returns and reports) filed or required to be filed with respect to Taxes.

“Tax Authority” means any Governmental Authority responsible for the imposition of any such item (domestic or foreign).

“Termination Date” shall have the meaning set forth in Section 7.1(b).

“Top Customers” has the meaning set forth in Section 3.19.

“Trade Secrets” has the meaning set forth the definition of Intellectual Property.

“Trademark Agreement” has the meaning set forth in Section 2.1(j).

“Trademarks” has the meaning set forth the definition of Intellectual Property.

“Transactions” means the Merger and the other transactions to be effected pursuant to this Agreement and the Related Agreements.

“ULEHI” has the meaning set forth in Section 1.4(c).

“Undisclosed Liabilities” has the meaning set forth in Section 3.6(b).

“Used in” means incorporated, used or embedded in (either directly or indirectly), integrated or combined with, or required for.

“Worker” has the meaning set forth in Section 3.12(b).

Section 9.2 Terms Generally; Interpretation. Except to the extent that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Subsection, Preamble, Exhibit, Schedule or Recitals, such reference is to an Article, Section or Subsection of, an Exhibit or Schedule or the Preamble or Recitals to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) the words “include,” “includes” or “including” (or similar terms) are deemed to be followed by the words “without limitation”;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) the words “hereof,” “herein,” “hereby,” “herewith” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) any gender-specific reference in this Agreement include all genders, and the meaning assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term and vice versa;

(f) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms;

(g) a reference to any legislation or to any provision of any legislation will include any modification, amendment or re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation;

(h) if any action is to be taken by any Party pursuant to this Agreement on a day that is not a Business Day, such action will be taken on the next Business Day following such day;

(i) references to a Person are also to its permitted successors and assigns;

(j) unless indicated otherwise, mathematical calculations contemplated hereby will be made to the maximum number of significant digits stored and used in calculations by Microsoft Excel, but payments will be rounded to the nearest whole cent, after aggregating all payments due to or owed by a Person;

(k) “ordinary course of business” (or similar terms) will be deemed followed by “consistent with past practice”;

(l) the parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision hereof; no prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction hereof;

(m) the contents of the Disclosure Schedule and the other Schedules form an integral part of this Agreement and any reference to “this Agreement” shall be deemed to include the Schedules;

(n) no parol evidence will be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernible from a reading of this Agreement without consideration of any extrinsic evidence;

(o) although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content);

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(p) all references to currency and monetary values shall mean U.S. dollars unless otherwise specified;

(q) any reference to a specific date or time, unless otherwise specified, shall mean that date or time in the Eastern time zone; and

(r) the doctrine of election of remedies will not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the Transactions.

Section 9.3 Notices. All notices, deliveries and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, telecopied or delivered by globally recognized express delivery service to the Parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the Business Day after the day that the Party giving notice receives electronic confirmation of sending from the sending telecopy machine, and (c) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

(a)	if to Parent, Merger Sub or the Surviving Corporation:

Celularity Inc.

33 Technology Drive

Warren, New Jersey 07059

Attention: [***]

Email: [***]

with a copy (which will not constitute notice) to:

Jones Day

4655 Executive Drive

Suite 1500

San Diego, CA 92121-3134

United States of America

Attention: [***]

Facsimile: [***]

Email: [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b)	if to the Company prior to Closing:

CariCord Inc.

12635 E. Montview Blvd., Suite 142

Aurora, Colorado 80045

Attention: [***]

Facsimile***]

Email: [***]

with a copy (which will not constitute notice) to:

Dwyer Murphy Calvert LLP

1301 West 25th Street

Suite 560

Austin, TX 78705

United States of America

Attention: [***]

Facsimile: [***]

Email: [***]

(c)	if to Representative:

[***]
[***]
[***]
Facsimile: [***]
Email: [***]

Section 9.4 No Other Representations and Warranties.

(a) Each of Parent and Merger Sub acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its businesses and operations. In connection with Parent’s and Merger Sub’s investigation of the Company and its businesses and operations, Parent, Merger Sub and their respective representatives have received from the Company or its representatives certain projections and other forecasts for the Company and certain estimates, plans and budget information. Parent and Merger Sub acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; (ii) Parent and Merger Sub are familiar with such uncertainties; and (iii) Parent and Merger Sub are taking full responsibility for making their own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their representatives.

(b) Parent acknowledges that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as set forth in Article 3 of this Agreement including the Disclosure Schedule, and that it is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article 3 (including the Disclosure Schedule delivered by the Company hereunder).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 9.5 Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, (b) delete specific words or phrases, or (c) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

Section 9.6 Entire Agreement. This Agreement, the Related Agreements and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede any prior contracts between the Company, on the one hand, and Parent, on the other hand, with respect to the subject matter hereof.

Section 9.7 Amendment. Subject to Law and the Charter Documents of the Company, Parent and the Representative (on behalf of all of the former Participating Stockholders) may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Parent and the Representative (on behalf of all of the Participating Stockholders), except that any amendment made in accordance with this sentence shall not (a) alter or change the amount or kind of consideration to be received on conversion of Company Capital Stock or (b) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect the Participating Stockholders.

Section 9.8 Extension; Waiver. The Representative (on behalf of all of the Participating Stockholders) and Parent may at any time (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to Parent (in the case of a waiver by Parent) or made to the Company (in the case of a waiver by the Representative) herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of Parent (in the case of a waiver by Parent) or made to the Company (in the case of a waiver by the Representative). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

Section 9.9 Assignment. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any Party to this Agreement by operation of law or otherwise without the prior written consent of the other Parties, and any attempt to do so will be void, except that (a) Parent and Merger Sub may assign and delegate any or all of its rights, interests and obligations under this Agreement (i) before or after the Closing, to any of their Affiliates or for collateral security purposes to any lender providing financing to Parent or Merger Sub or its Affiliates and (ii) after the Closing, to any Person, as long as any such Affiliate or Person agrees in writing to be bound by all of the terms of this Agreement, but no such assignment or delegation will relieve Parent of its obligations under this Agreement if such assignee does not perform such obligations and (b) the rights and obligations of the Representative may be assigned and delegated pursuant to Section 8.10(a).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 9.10 No Third-Party Beneficiaries. Except as provided in Article 8, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.11 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any law or principle the application of which would result in the application of the law of any other jurisdiction.

Section 9.12 Dispute Resolution; Venue; Service of Process. From and after the Closing, any dispute, claim or controversy arising out of or relating to this Agreement or the Related Agreements or the breach, termination, enforcement, interpretation or validity hereof or thereof, including any request for specific performance, claim based on contract, tort, statute or constitution shall first be submitted to non-binding mediation in San Diego, California, except as provided in Section 8.8(a); provided, however that if the Parties are unable to reach a mutually agreeable settlement through non-binding mediation within 120 days of the date such dispute, claim or controversy was submitted to non-binding mediation, then no Party will be precluded from (a) seeking provisional remedies in aid of mediation, including specific performance or other non-monetary equitable relief, from any court of competent jurisdiction or (b) seeking judicial remedies for any dispute, controversy or claim not required to be resolved by mediation hereunder in (i) the courts of Delaware or (ii) the United States District Court for the District of Delaware. Each of the Parties will submit itself to the personal jurisdiction of the courts described in this Section 9.12, will not attempt to deny or defeat such personal jurisdiction by motion or other application, will not bring any dispute, claim or controversy relating to this Agreement or any of the Transactions in any other court and will not assert as a defense that such claim, controversy or dispute may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or the Related Agreements may not be enforced in or by such courts. Mailing of process or other papers in the manner provided in Section 9.3 in connection with any dispute, claim or controversy under this Agreement or in such other manner as may be permitted by Law will be valid and sufficient service thereof, and each Party irrevocably waives any defenses it may have to service in such manner.

Section 9.13 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.14 Counterparts. This Agreement may be executed in one or more counterparts each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 9.15 Counsel to the Company. The Company Stockholders acknowledge and agree that Dwyer Murphy Calvert LLP (the “Firm”) solely and exclusively represents the interests of and served as legal counsel to the Company and did not and does not represent the interests of or serve as legal counsel to any Company Stockholder with respect to this Agreement or any of the transactions contemplated by this Agreement. Each Company Stockholder represents and confirms that such Company Stockholder has had ample opportunities to consult with separate legal counsel of its own choosing and has not been represented by the Firm in connection with this Agreement or any of the matters set forth in this Agreement.

Section 9.16 Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney Client Privilege.

(a) Parent and Merger Sub waive and shall not assert, and each agrees to cause the Company and its respective Affiliates and representatives to waive and to not assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of the Representative, any Company Stockholder, or any of their Affiliates (excluding, after Closing, the Company), or any officer, employee, manager or director of the Company (any such Person, a “Designated Person”) in any matter involving Parent, Merger Sub or their Affiliates (after Closing, including the Company), or this Agreement or any other Related Agreement or the Transactions (including any litigation, arbitration, mediation or other proceeding), by the Firm (the “Current Counsel”), which firm is representing the Company in connection with this Agreement, the Related Agreements and the Transactions (the “Current Representation”).

(b) Parent and Merger Sub waive and shall not assert, and after Closing each agrees to cause the Company to waive and to not assert, any attorney-client privilege or confidentiality obligation with respect to any communication between the Current Counsel and any Designated Person occurring with respect to the Current Representation (the “Privileged Communication”) in connection with any Post-Closing Representation, including in connection with a dispute with Parent, Merger Sub or their Affiliates (after Closing, including the Company), it being the intention of the Parties hereto that all such rights to such attorney-client privilege and confidential information and to control such attorney-client privilege and such confidential information shall be retained by such Designated Person (and not the Parent or the Company) and shall not pass to or be claimed by the Parent or the Company. Accordingly, after Closing, Parent and its Affiliates (including the Company) shall not have access to any such communications or to the files of the Current Counsel relating to the Current Representation from and after Closing. Without limiting the generality of the foregoing, from and after Closing, (i) the Designated Persons shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and the Company shall not be a holder thereof, (ii) to the extent that files of the Current Counsel in respect of the Current Representation constitute property of the client, only the Designated Persons shall hold such property rights and (iii) the Current Counsel shall, subject to Section 9.16(c), have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Company by reason of any attorney-client relationship between the Current Counsel and the Company or otherwise.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) Notwithstanding the foregoing, in the event a dispute arises between the Parent and the Company, on the one hand, and a third party (other than a Designated Person or any of their respective Affiliates), on the other hand, after the Closing to which a Designated Person or any of their respective Affiliates are not a party, Parent or the Company, as the case may be, may assert the attorney-client or work product privilege to prevent disclosure of confidential communications by the Current Counsel to such third party and (ii) waive such attorney-client or work product privilege; provided that no such waiver shall be given without the Representative’s consent. In the event that the Parent or any of its Affiliates (including the Company after Closing) is legally required by Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Parent’s counsel, then Parent shall immediately notify the Representative in writing so that the Representative can seek a protective order.

[Signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Parent, Merger Sub, the Company and the Representative have caused this Agreement to be executed by their respective officers thereunto duly authorized, and the Representative has executed this Agreement, in each case as of the date first written above.

CELULARITY INC.

By:	/s/ Dr. Robert Hariri
	Name:	Dr. Robert Hariri
	Title:	President, CEO and Cha

CC SUBSIDIARY, INC.

By:	/s/ Dr. Robert Hariri
	Name:	Dr. Robert Hariri
	Title:	President, Secretary and Treasurer

Signature Page to Merger Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CARICORD INC.

By:	/s/ Calvin Cole
	Name:	Calvin Cole
	Title:	Chief Executive Officer

/s/ Gregory L. Andrews
Gregory L. Andrews, as the Representative

Signature Page to Merger Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT
THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated September 30, 2018 (this “Amendment”), is by and among Celularity Inc., a Delaware corporation, (“Parent”), CariCord Inc., a Delaware corporation, (the “Company”), CC Subsidiary, Inc., a Delaware corporation (“Merger Sub”), and Gregory L. Andrews, as the Representative.

RECITALS

A. The Parties entered into that certain Agreement and Plan of Merger dated August 22, 2018 (the “Agreement”).

B. Certain capitalized terms used herein have the meanings assigned to them in the Agreement.

C. The Parties desire to amend certain terms of the Agreement as set forth herein.

AGREEMENT

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Section 1.10 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“At least two Business Days before the Closing, the Company will deliver to Parent, a spreadsheet (the “Spreadsheet”), in a form acceptable to Parent and similar in format to the example in Exhibit G, dated and setting forth as of the Closing, the following information:

(a)	the names, email addresses, phone numbers, mailing addresses, tax domicile (if different from the mailing addresses) and, where available, taxpayer identification numbers of each of the Participating Stockholders;

(b)	the number of Participating Shares held by such Persons and the certificate numbers of the Company Certificates representing such Participating Shares;

(c)	the date on which the holder acquired the Participating Shares;

(d)	the holder’s cost basis in the Participating Shares acquired on each date of acquisition;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT
THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e)	the aggregate Closing Per Share Consideration deliverable to such holder in respect of the cancellation of such holder’s Participating Shares pursuant to Section 1.4;

(f)	the aggregate value of the consideration deemed contributed to the Holdback Shares for each Participating Stockholder in respect of such holder’s Participating Shares;

(g)	the aggregate value of the consideration deemed contributed to the Expense Fund by each Participating Stockholder in respect of such holders’ Participating Shares; and

(h)	the Funds Flow Statement.”

2. Section 7.1(b) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(b) by either Parent or the Company, if the Closing shall not have occurred on or before October 8, 2018 (the “Termination Date”), except that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party that is in breach of this Agreement and such breach of this Agreement has primarily resulted in the failure of the Closing to occur on or before the Termination Date;”

3. For purposes of calculating the manner in which Company payables to ClinImmune Labs are treated within the calculation of Company Indebtedness, $[***] is included in Company Indebtedness and remaining amounts of Company payables owed to ClinImmune Labs, not to exceed $[***], will be assumed by the Surviving Corporation and excluded from Company Indebtedness.”

4. The Parties expressly acknowledge and agree that except as expressly amended in this Amendment, the Agreement remains in full force and effect.

5. This Amendment may be executed in one or more counterparts each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Amendment.

[Signature page follows.]

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT
THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Parent, Merger Sub and the Company have caused this Amendment to be executed by their respective officers thereunto duly authorized, and the Representative has executed this Amendment, in each case as of the date first written above.

CELULARITY INC.

By:	/s/ Dr. Robert Hariri
	Name:	Dr. Robert Hariri
	Title:	President, CEO and Chairman

CC SUBSIDIARY, INC.

By:	/s/ Dr. Robert Hariri
	Name:	Dr. Robert Hariri
	Title:	President, Secretary and Treasurer

CARICORD INC.

By:	/s/ Calvin Cole
	Name:	Calvin Cole
	Title:	Chief Executive Officer

/s/ Gregory L. Andrews
Gregory L. Andrews, as the Representative

SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT
THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (“Amendment”), dated June 24, 2020, is by and among Celularity Inc., a Delaware corporation, (“Parent”) and Gregory L. Andrews, as the Representative.

RECITALS

A. The Parties entered into an Agreement and Plan of Merger dated August 22, 2018, and a First Amendment to Agreement and Plan of Merger dated September 30, 2018 (collectively, and together with all exhibits thereto, “the “Agreement”).

B. On May 26, 2020, Parent entered into that certain Tissue Procurement Agreement with CTH Biosourcing, LLC, which is incorporated by reference herein and made an integral part of the Agreement.

C. Certain capitalized terms used herein have the meanings assigned to them in the Agreement.

D. The Parties desire to amend certain terms of the Agreement, and to clarify the status of certain post-Closing rights and obligations, as set forth herein.

AGREEMENT

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Amendments to the Agreement

A. Section 1.9(b) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(b) The Contingent Consideration will not be reduced, refundable, increased or otherwise subject to adjustment as a result of the Surviving Corporation’s results of operations in any time period other than the time period beginning on the day after the Closing Date and ending on the earlier of: (1) [***], (2) [***] (as defined on Exhibit F) first equal or exceed [***], or (3) [***] (the “Measurement Period”). In the event the end of the Measurement Period is triggered by clause (3) of the preceding sentence, (y) [***], then the aggregate value of the Contingent Stock Consideration shall be $[***] regardless of the number of [***] or (z) [***], then the aggregate value of the Contingent Stock Consideration shall be based on the total number of [***] (as defined in Exhibit F) and determined in accordance with the provisions of Exhibit F.”

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT
THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

B. Section 1.9(c) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(c) Parent will deliver to the Representative by no later than [***] after the expiration of the applicable Measurement Period its calculation of the amount (if any) of Contingent Consideration in accordance with Exhibit F (the “Closing Statement”). Parent will provide the Representative with reasonable access to the records of the Surviving Corporation used by Parent to prepare the Closing Statement, to the extent reasonably necessary to enable the Representative to verify such calculations. The calculation of the Contingent Consideration set forth in the Closing Statement will be binding on the Parties, unless the Representative within [***] after the delivery of the Closing Statement to the Representative notifies the Parent in writing that it objects to the Parent’s calculation of Contingent Consideration and specifies in reasonable detail the item and basis for such objection. If Parent and the Representative are unable to agree upon the calculation of Contingent Consideration within [***] after any notice of objection has been given by the Representative to the Parent, then at the election of the Representative the dispute will be submitted to a mutually acceptable neutral accounting firm (the “Independent Accountant”) for a final determination, which determination will be final and binding upon the Parties. The cost and expenses of the Independent Accountant will be paid [***]. In the case of clause (3) of the forgoing Section 1.9(b), the amount, if any, Contingent Stock Consideration payable to the Participating Stockholders as of the closing of such [***] will be determined in accordance with Exhibit F.”

C. The third paragraph of Exhibit F of the Agreement, which begins with “A “[***]” means a [***]” is deleted in its entirety and the follow is substituted in lieu thereof:

[***].

D. The seventh paragraph of Exhibit F of the Agreement, which begins “Notwithstanding the forgoing, in the event...”, is deleted in its entirety and the following is substituted in lieu thereof:

“[***]”

2. Miscellaneous

A. The Parties expressly acknowledge and agree that except as expressly amended in this Amendment, the Agreement remains in full force and effect.

B. This Amendment may be executed in one or more counterparts each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Amendment.

Parent has caused this Amendment to be executed by its officer thereunto duly authorized, and the Representative has executed this Amendment, in each case as of the date first written above.

CELULARITY INC.

By:	/s/ John R. Haines
John R. Haines
EVP, Chief Operations & Administrative Office

REPRESENTATIVE

By:	/s/ Gregory L. Andrews
Gregory L. Andrews
Solely in his Capacity as the Representative

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